    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999

                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                 --------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                        ONYX ACCEPTANCE AUTO LOAN TRUSTS
                     (Issuer with respect to the Securities)

                      ONYX ACCEPTANCE FINANCIAL CORPORATION
                   (Originator of the Trusts described herein)
             (Exact name of Registrant as specified in its charter)


              DELAWARE                                  33-0639768
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                                 --------------

                                        REGAN E. KELLY, EXECUTIVE VICE PRESIDENT
27051 TOWNE CENTRE DRIVE, SUITE 200         27051 TOWNE CENTRE DRIVE, SUITE 200
 FOOTHILL RANCH, CALIFORNIA 92610            FOOTHILL RANCH, CALIFORNIA 92610
          (949) 465-3500                            (949) 465-3500
 (Address, including zip code, and        (Name, address, including zip code,
  telephone number, including area          and telephone number, including
  code of Originator's principal          area code, of agent for service with
     executive offices)                        respect to the Registrant)

                                   COPIES TO:

                              DAVID A. ALLEN, ESQ.
                             ANDREWS & KURTH L.L.P.
                          1717 MAIN STREET, SUITE 3700
                               DALLAS, TEXAS 75201
                                 (214) 659-4433


                                 --------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                Proposed Maximum           Proposed            Amount of
   Title of Securities to be                                   Offering Price Per     Maximum Aggregate       Registration
           Registered               Amount to Be Registered         Unit(1)           Offering Price (1)         Fee(2)
--------------------------------------------------------------------------------------------------------------------------
Auto Loan Backed Notes and
Auto Loan Backed Certificates             $1,000,000                  100%                $1,000,000              $295
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                        ONYX ACCEPTANCE AUTO LOAN TRUSTS
                             AUTO LOAN BACKED NOTES
                          AUTO LOAN BACKED CERTIFICATES

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     SELLER

                          ONYX ACCEPTANCE CORPORATION,
                                    SERVICER

        One or more trusts (each a "TRUST") formed by Onyx Acceptance Financial Corporation will sell Auto Loan Backed Notes (the "NOTES") and/or Auto Loan Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") described in this prospectus. The Trust may sell the Securities from time to time in one or more series. We will determine the amounts, prices and terms of the Securities at the time of sale, and we will describe such amounts, prices and terms in a supplement to this prospectus. We may issue one or more classes of Notes and/or one or more classes of Certificates in connection with each series of Securities.

        If a series of Securities includes Notes, the Notes will be issued and secured pursuant to an indenture between the applicable Trust and the indenture trustee specified in the related prospectus supplement. The Notes will represent non-recourse obligations of the related Trust. If a series of Securities includes Certificates, the Certificates will represent undivided ownership interests in the related Trust. We will describe, in the related prospectus supplement, which class or classes of Notes, if any, and which class or classes of Certificates, if any, are being offered by such prospectus supplement.

        EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE NOTES NOR THE CERTIFICATES ARE OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. FURTHER, NEITHER THE NOTES NOR THE CERTIFICATES WILL BE GUARANTEED OR INSURED BY THE SELLER, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

        To the extent specified in the related prospectus supplement, distributions of interest and principal on specified Securities of a series may be subordinated in priority of payment to interest and principal due on other Securities of such series. Also, the timing and priority of payment, interest rate or amount of payments or distributions in respect of principal or interest or both may vary between Securities within the same series.

        CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Retain this prospectus for future reference. This prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a prospectus supplement.

             The date of this prospectus is _________________, 1999

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

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

        Information about the Notes and the Certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information and (b) a prospectus supplement related to each series of Securities, which describes the specific terms of a series of Securities. IF THE TERMS OF THE SECURITIES VARY BETWEEN THE RELATED PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE RELATED PROSPECTUS SUPPLEMENT.

        You should rely only on the information contained in this prospectus and the related prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with information that is different. The information in this prospectus is accurate only as of the date of this prospectus, and the information in any prospectus supplement is accurate only as of the date of such prospectus supplement.

        In this prospectus, we include cross references to sections in these materials where you can find further related discussions. The Table of Contents on the back cover of this document identifies the pages where these sections are located.

        We have defined and used certain capitalized terms in this prospectus to assist you in understanding the terms of the Securities and this offering. You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 55 in this prospectus.

        In this prospectus the terms "Trust", "Issuer", "we", "us" and "our" refer to the Trusts established by the Seller in connection with the issuance of a series of Securities, and the terms "you" and "your" refer to the holders of Notes and/or Certificates.

                                SUMMARY OF TERMS

        The following summary is a short, concise description of the main terms of the Securities. For this reason, the summary does not contain all of the information that may be important to you. You will find a detailed description of the terms of the Securities following this summary and in the related prospectus supplement to be prepared and delivered in connection with the offering of Securities of a specified series.

ISSUER.........................  The Trust to be formed by the Seller with respect to each series of Securities. The
                                 Seller will form the Trust by entering into
                                 either (i) a trust agreement among the Seller
                                 and the trustee for such Trust or (ii) a
                                 pooling and servicing agreement among the
                                 Seller, the Servicer and the trustee for such
                                 Trust.

SELLER.........................  Onyx Acceptance Financial Corporation, a
                                 wholly-owned, limited purpose subsidiary of
                                 Onyx Acceptance Corporation ("ONYX"). The
                                 Seller's principal executive offices are
                                 located at 27051 Towne Centre Drive, Suite 200,
                                 Foothill Ranch, California 92610, and its
                                 telephone number is (949) 465-3500. See "The
                                 Seller".

SERVICER.......................  Onyx. The Servicer's principal executive offices are located at 27051 Towne Centre
                                 Drive, Suite 100, Foothill Ranch, California
                                 92610, and its telephone number is (949)
                                 465-3900. See "The Servicer".

TRUSTEE........................  With respect to each series of Securities, the trustee specified in the related prospectus
                                 supplement.

INDENTURE TRUSTEE .............  With respect to any series of Securities that includes one or more classes of Notes, the
                                 indenture trustee specified in the related
                                 prospectus supplement.

DISTRIBUTION DATE..............  Interest and principal on the Notes and the
                                 Certificates will be payable on the date set
                                 forth in the related prospectus supplement.
                                 Each such date will be referred to as a
                                 "DISTRIBUTION DATE".

THE NOTES .....................  A series of Securities may include one or more classes of Notes. We will issue the Notes of a
                                 series pursuant to an indenture between the
                                 applicable Trust and the related indenture
                                 trustee. We will specify, in the related
                                 prospectus supplement, which class or classes
                                 of Notes, if any, will be offered in connection
                                 with the issuance of a series.

                                 Unless otherwise specified in the related prospectus supplement, each class of Notes will have a stated note principal balance specified in the related prospectus supplement. The Notes will accrue interest on the stated note principal balance at a specified rate (the
                                 "INTEREST RATE"). Each class of Notes may have a different Interest Rate. The Interest Rate may be fixed, variable or adjustable, or any combination of fixed, variable and adjustable.
                                 We will specify the Interest Rate for each class of Notes, or the method for determining such Interest Rate, in the related prospectus supplement.


                                 If a series includes two or more classes of Notes, as specified in the related prospectus supplement, each class may have different characteristics such as:

                                    - timing and priority of payments;
                                    - seniority of payments;
                                    - allocations of losses;
                                    - calculation or amount of Interest Rate;
                                      amount of payments of principal or
                                      interest; and
                                    - dependence of payments upon the occurrence
                                      of specified events or upon collections
                                      from certain designated Contracts.

                                 In addition, a series may include one or more classes of Notes ("STRIP NOTES") entitled to
                                 (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                                 Unless otherwise specified in the related prospectus supplement, the Seller, the Servicer or a successor to the Seller or the Servicer may, but is not obligated to, purchase the Contracts under certain specified conditions.
                                 If any such party exercises this option, all of the Notes then outstanding will be redeemed as set forth in the related prospectus supplement.
                                 See "Description of the Transfer and Servicing
                                 Agreements -- Termination".

THE CERTIFICATES ..............  A series of Securities may include one or more classes of Certificates. We will issue the
                                 Certificates of a series pursuant to the
                                 related trust agreement. We will specify, in
                                 the related prospectus supplement, which class
                                 or classes of Certificates, if any, will be
                                 offered in connection with the issuance of a
                                 series.

                                 Unless otherwise specified in the related prospectus supplement, each class of
                                 Certificates will have a stated principal balance specified in the related prospectus supplement. The Certificates will accrue interest on the applicable stated principal balance at a specified rate (the "CERTIFICATE
                                 RATE"). Each class of Certificates may have a different Certificate Rate. The Certificate
                                 Rate may be fixed, variable or adjustable, or any combination of fixed, variable and adjustable. We will specify the Certificate
                                 Rate for each class of Certificates or the method for determining such Certificate Rate in the related prospectus supplement.

                                 If a series includes two or more classes of Certificates, as specified in the related prospectus supplement, each class may have different characteristics such as:

                                    - timing and priority of payments;
                                    - seniority of payments;
                                    - allocations of losses;
                                    - calculation or amount of Certificate Rate;
                                      amount of distribution of principal or
                                      interest; and


                                    - dependence of distributions upon the
                                      occurrence of specified events or upon
                                      collections from certain designated
                                      Contracts.

                                 In addition, a series may include one or more classes of Certificates ("STRIP CERTIFICATES") entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions.

                                 If a series of Securities includes classes of Notes and Certificates, distributions on the Certificates may be subordinated to payments on the Notes to the extent specified in the related prospectus supplement.

                                 If the Seller, the Servicer or a successor to the Seller or the Servicer exercises its option to purchase the Contracts of a Trust, the Certificates then outstanding will be redeemed as set forth in the related prospectus supplement. See "Description of the Transfer and Servicing Agreements -- Termination".

THE TRUST PROPERTY.............  Unless otherwise specified in the related prospectus supplement, each Trust's assets will
                                 include:

                                    - a pool of motor vehicle retail installment
                                      sales contracts and/or installment loan
                                      agreements (the "CONTRACTS"), all of which are secured by new and/or used automobiles, light-duty trucks and/or vans;
                                    - certain documents relating to the
                                      Contracts;
                                    - certain monies received with respect to
                                      the Contracts on or after the Cut-Off Date for such Contracts specified in the related prospectus supplement;
                                    - security interests in the related financed
                                      vehicles and the rights to receive
                                      proceeds from claims on certain insurance policies covering the financed vehicles or the individual obligors under each related
                                      Contract;
                                    - all amounts on deposit in specified
                                      accounts, including the related Collection
                                      Account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited to such accounts (but excluding any investment income credited to the Collection Account, which will be paid to the Servicer or as otherwise specified in the related prospectus supplement);
                                    - the benefits of any form of credit
                                      enhancement identified in the applicable prospectus supplement;
                                    - the right of the Seller to cause Onyx to
                                      repurchase certain Contracts under certain circumstances; and
                                    - all proceeds of the foregoing.

                                 See "The Trusts".

                                 On or before the date of initial issuance of a specified series of Securities (the "CLOSING
                                 DATE") as specified in the related prospectus supplement, the Seller will sell or transfer
                                 Contracts to the applicable Trust. The Seller will specify the aggregate principal balance of the Contracts in the related prospectus supplement as of the date set forth in the related prospectus supplement and referred to as the "CUT-OFF DATE". If the Trust related to a series of Securities will be treated as an owner trust for federal income tax purposes, the Seller will sell the Contracts to the Trust pursuant to a sale and servicing agreement among the Seller, the Servicer and the Trust.
                                 Alternatively, if the Trust will be treated as a grantor trust for federal income tax purposes, the Seller will transfer the Contracts to the Trust pursuant to a pooling and servicing agreement.

CONTRACTS......................  Unless otherwise specified in the related prospectus supplement, all of the Contracts
                                 included in the property of each Trust will
                                 have been:

                                    - either (i) originated by automobile
                                      dealerships and assigned to Onyx or (ii) purchased or originated by subsidiaries of Onyx;
                                    - purchased by the Seller from Onyx or from
                                      a subsidiary of Onyx (each such
                                      subsidiary, a "SELLING SUBSIDIARY"); and
                                    - purchased by the Trust from the Seller.

                                 See "The Onyx Portfolio of Motor Vehicle
                                 Contracts". All of the Contracts included in the property of each Trust will be selected based upon the criteria specified in the related sale and servicing agreement or pooling and servicing agreement, as applicable.

PREFUNDING ARRANGEMENTS........  With respect to any series of Securities, the
                                 Trust may commit to purchase additional
                                 Contracts from the Seller following the date on
                                 which the Trust is established and the related
                                 Securities are issued. We will set forth any
                                 such prefunding arrangements in the sale and
                                 servicing agreement or the pooling and
                                 servicing agreement related to such series. See
                                 "Prefunding Arrangements". We will also
                                 describe any such prefunding arrangements in
                                 the related prospectus supplement.

CREDIT AND CASH FLOW
 ENHANCEMENT ..................  We may structure the Securities of any series to include credit enhancement for one or more
                                 class or classes of Securities. Such credit
                                 enhancement may include any one or more of the
                                 following:

                                    - a surety bond or financial guarantee
                                      insurance policy (a "SECURITY INSURANCE
                                      POLICY") provided by a third-party insurer
                                      (a "SECURITY INSURER");
                                    - subordination of one or more classes of
                                      Securities to one or more other classes of
                                    - Securities;
                                    - a reserve fund;
                                    - a yield maintenance account;


                                    - over-collateralization;
                                    - letters of credit;
                                    - credit or liquidity facilities;
                                    - guaranteed investment contracts;
                                    - swaps or other interest rate protection agreements;
                                    - repurchase obligations;
                                    - cash deposits;
                                    - other agreements or arrangements with
                                      respect to third party payments; or
                                    - other support.

                                 We will describe any such credit enhancement, including any limitations and exclusions from coverage, in the related prospectus supplement.
                                 See "Description of the Transfer and Security
                                 Agreements--Credit and Cash Flow Enhancement".

TAX STATUS ....................  If the prospectus supplement specifies that the related Trust will be treated as an owner
                                 trust, upon the issuance of a series of
                                 Securities, tax counsel to such Trust will
                                 deliver an opinion to the effect that:

                                     - any Notes of such series will be
                                       characterized as debt for federal income tax purposes; and
                                     - such Trust will not be characterized as
                                       an association (or a publicly traded
                                       partnership) taxable as a corporation for federal income tax purposes.

                                 If the prospectus supplement specifies that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates, tax counsel to such Trust will deliver an opinion to the effect that:

                                     - such Trust will be treated as a grantor
                                       trust for federal income tax purposes;
                                       and
                                     - such Trust will not be subject to federal
                                       income tax.

                                 See "Certain Federal Income Tax Consequences" for additional information concerning the application of federal tax laws.

ERISA CONSIDERATIONS ..........  Subject to the considerations discussed under
                                 "ERISA Considerations" in this prospectus and
                                 in the related prospectus supplement, the
                                 following Securities will be eligible for
                                 purchase by employee benefit plans (unless
                                 otherwise specified in the related prospectus
                                 supplement):

                                     - any Notes of a series; and
                                     - any Certificates of a series that are
                                       issued by a Trust that is a grantor trust and are not subordinated to any other
                                       Securities of that series.

                                 Unless otherwise specified in the related prospectus supplement, the Certificates of any series that are subordinated to any other


                                 Security of that series may not be acquired by any employee benefit plan subject to ERISA or by any individual retirement account. See
                                 "ERISA Considerations".

RATING.........................  At the Closing Date of each series of
                                 Securities, each class of Securities in such
                                 series will be rated in one of the four highest
                                 generic rating categories established for such
                                 Securities by at least one nationally
                                 recognized statistical rating agency. Each such
                                 rating agency that rates a class of Securities
                                 will be referred to as a "RATING AGENCY").

REGISTRATION OF THE SECURITIES.  Unless otherwise specified in the related prospectus supplement, the Securities of each series will be available for purchase in a minimum denomination of $1,000 and in integral multiples of $1,000, and will be available in book-entry form only. Except as otherwise specified in the related prospectus supplement, you will be able to receive definitive
                                 Securities only in the limited circumstances described in "Description of the Securities--
                                 Definitive Securities".

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS -- THE CONTRACTS; SECURITY INTERESTS IN FINANCED VEHICLES

        After the Contracts are transferred to a Trust (or, if applicable, the indenture trustee), Onyx may hold the Contracts on behalf of such Trust (or indenture trustee). If Onyx or the Seller sells and delivers any of the Contracts to a purchaser other than the Trust (or indenture trustee), such other purchaser could acquire an interest in the Contracts superior to the interest of the Trust (or indenture trustee). To mitigate this risk, the transfer of the Contracts to the related Trust (or indenture trustee) and Onyx's ability to hold the Contracts on behalf of the Trust (or indenture trustee) will be subject to certain restrictions and conditions. For instance, for each series of Securities, the Seller will transfer the Contracts to the related Trust (or indenture trustee) subject to the perfection requirements of the Uniform Commercial Code as in effect in the State of California. The Seller will (i) file UCC-1 financing statements to perfect the Trust's (or indenture trustee's) security interest in the Contracts and (ii) take, or cause to be taken, all other actions that are necessary to perfect the Trust's (or indenture trustee's) rights in the applicable Contracts. The Seller also will warrant that the Trust has good title, free and clear of liens and encumbrances, to each Contract on the date such Contract is transferred to the Trust. Further, Onyx will agree to take all necessary action to preserve and protect each Trust's ownership interest in the related Contracts. These and any other restrictions and conditions on the transfer of the Contracts or Onyx's ability to hold the Contracts will be set forth in the related sale and servicing agreement or pooling and servicing agreement.

        The Seller will represent that each Contract is secured by a financed vehicle. The certificate of title to the financed vehicle securing each Contract will show Onyx or a subsidiary of Onyx as the secured party holding a lien on the financed vehicle (after the appropriate application or computerized title record is processed by the department of motor vehicles or similar state agency responsible for vehicle records in the state in which the Contract was originated). When the Contracts are sold to the Seller and then to a Trust, Onyx, or the subsidiary of Onyx that previously owned the Contract, will remain the secured party named on the related certificates of title or computerized title records. Because of the increased administrative burden and expense, we will not identify the related Trust (or, if applicable, the related indenture trustee) as the new secured party on the certificate of title or computerized title record of the financed vehicles securing the Contracts. Further, Onyx will be able to service the Contracts more efficiently if Onyx's or such subsidiary's name appears on the certificate of title or computerized title record as the secured party. Even though the related Trust will not be identified as the secured party with respect to the financed vehicles, the Trust will have a security interest in the Contracts and will therefore be the beneficial owner of the security interests in the related financed vehicles. If a series of Securities includes one or more classes of Notes, the security interests in the financed vehicles will be pledged to the related indenture trustee.

        The party named on the certificate of title or computerized title record, acting fraudulently and/or negligently, could cause the security interest of the Trust (or indenture trustee) in the financed vehicles to be released. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the financed vehicles. See "Certain Legal Aspects of the Contracts".

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

        Onyx and each Selling Subsidiary will transfer the Contracts to the Seller in a structure intended to constitute a "true sale". If such a transfer does constitute a "true sale," the applicable Contracts and the proceeds thereof would not be part of Onyx's or such Selling Subsidiary's bankruptcy estate should Onyx or the Selling Subsidiary become the subject of a bankruptcy case.

        If Onyx voluntarily or involuntarily applies for relief under the United States Bankruptcy Code or similar state laws ("INSOLVENCY LAWS"), a court could determine that the assets and liabilities of the Seller should be consolidated with those of Onyx. Onyx and the Seller have taken and will take steps to structure the sale of Contracts so that an action under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary of Onyx. Onyx created the Seller pursuant to a certificate of incorporation. This certificate of incorporation contains certain limitations which restrict the nature of the Seller's business. Further, the Seller's certificate of incorporation restricts the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors. However, it is possible that the Seller's activities could result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under an Insolvency Law. If a court were to reach this conclusion, payments or distributions on the Securities may be reduced or delayed. See "The Seller".

        Unless otherwise provided in the related prospectus supplement, any Security Insurer with respect to a series of Securities will remain unconditionally and irrevocably obligated under the applicable Security Insurance Policy to guarantee principal and interest payments and distributions on each Distribution Date. Such obligations will continue notwithstanding any holding by a court that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under an Insolvency Law.

        With respect to the Trust Property, the related trustee, the Seller, the Servicer and all holders of Securities ("SECURITYHOLDERS") will covenant that they will not at any time institute against the Seller or the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

PREPAYMENT CONSIDERATIONS

        The rate of payment of principal on the Securities of each series depends primarily on the rate of payments (including prepayments) on the principal balance of the related Contracts. As a result, final payment on any class of Securities could occur significantly earlier than the maturity date set forth in the related prospectus supplement.

        Any full prepayments and repurchases of the Contracts securing a specified series can reduce the weighted average life of the Contracts and the aggregate interest received by the Securityholders over the life of the Securities. The related trustee (or the related indenture trustee) will pay all full and partial prepayments on Simple Interest Contracts and all full prepayments on Precomputed Contracts to Securityholders on the Distribution Date immediately following the calendar month in which such prepayments are received. Accordingly, such prepayments will shorten the average life of such Contracts, and, therefore, of the related Securities. The Servicer treats partial prepayments on Precomputed Contracts as payments in advance. The Servicer will hold all partial prepayments on Precomputed Contracts in the name of the related trustee (or, if applicable, the related indenture trustee), acting on behalf of the related obligors and Securityholders, until such amounts are paid or distributed in accordance with the original schedule of payments for such Contracts. Accordingly, partial prepayments on Precomputed Contracts will not affect the average life of such Contracts or the related Securities.

        Onyx has approximately five years of historical experience with respect to prepayments, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts or installment loan agreements similar to the Contracts. Onyx cannot predict the actual prepayment rates that will occur on the Contracts in either stable or changing interest rate environments. See "Maturity and Prepayment Considerations".

SUBORDINATION; LIMITED ASSETS

        To the extent specified in the related prospectus supplement, payments or distributions on certain classes of Securities may be subordinate to payments or distributions on other classes of Securities.

        Moreover, no Trust will have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Contracts and the other assets described in the related prospectus supplement. The Notes of any series will represent obligations solely of the related Trust. The Certificates of any series will represent interests solely in the related Trust. None of the Seller, the Servicer or any of their respective affiliates, the applicable trustee, any indenture trustee or any other person or entity, will insure or guarantee the Notes or the Certificates of any series, unless otherwise specified in the related prospectus supplement. Accordingly, you must


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

rely upon payments on the Contracts and amounts, if any, available from the other assets specified in the related prospectus supplement for repayment on the Securities.

CONSUMER PROTECTION LAWS

        Federal and state governments have enacted certain consumer protection laws which apply to the Contracts. Such laws impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer contracts and loans. These laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Contracts. If the originator of the Contracts and/or the Servicer fails to comply with such consumer protection laws, the Contracts may not be enforceable. To protect the Securityholders in such an event, the Seller will make representations and warranties to the Trust stating that (i) the related Contracts are valid and enforceable and (ii) the Seller has complied with applicable law in connection with the transfer of the Contracts to the related Trust (or indenture trustee). Accordingly, the Seller will be obligated to repurchase each Contract that does not comply with the applicable requirements of any consumer protection law if the applicable Trust's interest in such Contract is materially and adversely affected by such noncompliance. The repurchase obligation of the Seller is the sole remedy if the Contract does not comply with the representations and warranties of the Seller within the applicable cure period. See "Description of the Transfer and Servicing Agreements -- Repurchase of Contracts" and "Certain Legal Aspects of the Contracts -- Repurchase Obligation".

BOOK-ENTRY REGISTRATION

        Unless otherwise specified in the related prospectus supplement, you will hold your Certificates or Notes, as applicable, through the Depository Trust Company ("DTC"). Transfers within DTC will be made in accordance with DTC's usual rules and operating procedures. So long as the Securities are book-entry securities, the Securities will be evidenced by one or more certificates registered in the name of a participant of DTC as the nominee of DTC. You will not be entitled to receive a definitive certificate representing your interest in the Securities, unless Definitive Securities are issued under the limited circumstances described in this prospectus or the related prospectus supplement. Unless and until Definitive Securities for your series are issued, you will not be recognized by the related trustee (or, if applicable, the related indenture trustee) as "Certificateholders", "Noteholders" or "Securityholders", as the case may be. Hence, until Definitive Securities are issued, you will only be able to exercise your rights as Securityholders indirectly through DTC and its participants. See "Description of the Securities--Book-Entry Registration".

        Since transactions in the Securities can be effected only through DTC, its participants and indirect participants, and certain banks, your ability to pledge your Securities to persons or entities that do not participate in DTC, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate.

        You may experience some delay in your receipt of payments or distributions of interest and principal since the payments or distributions will be provided by the related trustee (or, if applicable, the related indenture trustee) to DTC and DTC will credit such payments or distributions to the accounts of its participants. The participants will then credit such payments or distributions to your account either directly or indirectly through the DTC's indirect participants.

                                   THE TRUSTS

        With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective trust agreement or pooling and servicing agreement, as applicable, for the transactions described herein and in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the property of each Trust (the "TRUST PROPERTY") will include:

         (i)      the related Contracts,


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

         (ii)     certain documents relating to such Contracts,

         (iii) certain monies received with respect to such Contracts on or after the Cut-Off Date specified in the related prospectus supplement,

         (iv) security interests in the related financed vehicles and the rights to receive proceeds from claims on certain insurance policies covering such financed vehicles or the individual obligors under each related Contract,

         (v) all amounts on deposit in certain specified accounts, including the related Collection Account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited to such accounts (but excluding any investment income credited to the Collection Account, which will be paid to the Servicer or as otherwise specified in the related prospectus supplement),

         (vi) the benefits of any form of credit enhancement identified in the applicable prospectus supplement,

         (vii) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances, and

         (viii) all proceeds of the foregoing. To the extent specified in the related prospectus supplement, a Security Insurance Policy, reserve fund or other form of credit enhancement may be a part of the property of any given Trust or may be held by the trustee or an indenture trustee for the benefit of holders of the related Securities.

        Prior to formation, each Trust will have had no assets or obligations. After formation, each Trust will not engage in any activity other than acquiring and holding the related Contracts, issuing the related Securities, distributing payments in respect thereof and as otherwise described herein, in the related prospectus supplement and in the trust agreement or pooling and servicing agreement, as applicable. Each Trust will not acquire any Motor Vehicle Contracts or assets other than the Trust Property.

        The principal offices of each Trust that is not a grantor trust and the related trustee will be specified in the applicable prospectus supplement.

                                   THE TRUSTEE

        The trustee for each Trust and, if applicable, the indenture trustee, will be specified in the related prospectus supplement. The trustee's and, if applicable, the indenture trustee's liability in connection with the issuance and sale of the related Securities will be limited solely to the express obligations of such trustee or indenture trustee set forth in the related trust agreement, sale and servicing agreement, and indenture or the related pooling and servicing agreement, as applicable. A trustee or indenture trustee with respect to a series of Securities may resign or be removed under the circumstances specified in the related prospectus supplement. Any resignation or removal of a trustee or indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor.

                  THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE AND ORIGINATION OF MOTOR VEHICLE CONTRACTS

        Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and/or used automobiles, light-duty trucks and vans ("MOTOR VEHICLE CONTRACTS"). Onyx targets the prime auto lending market because it believes that prime lending produces greater origination and operating efficiency than does sub-prime lending. Onyx focuses on late model used, rather than new, vehicles, as management believes the risk of loss on used vehicles is lower due to lower depreciation rates, while interest rates are typically higher. In addition, Onyx believes that the late model used motor vehicle finance market is growing at a faster rate than is the finance market for new motor vehicles. Onyx has three auto lending programs: the "Premier", the "Preferred" and the "Standard" Programs. The Premier Program allows Onyx to market lower interest rates in order to capture customers of superior credit quality. The Preferred Program allows Onyx to offer Motor Vehicle Contracts at higher interest rates to borrowers with proven credit quality. The Standard Program allows Onyx to assist qualified borrowers, who may have experienced previous credit problems or have not yet established a significant credit history, at interest rates higher than the Premier and Preferred Programs.

        Motor Vehicle Contracts in Onyx's portfolio are purchased by Onyx from automobile dealerships ("DEALERS") that originate such contracts, purchased by a subsidiary of Onyx from credit unions or others that originate such contracts, or originated by Onyx or a subsidiary of Onyx. Unless otherwise specified in the related prospectus supplement (i) substantially all of the Contracts included in the Trust Property of a Trust will have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx and the Seller, and a limited number of Contracts will have been purchased or originated by subsidiaries of Onyx and
(ii) all of such Contracts will have been sold to the Seller and then to such Trust. Onyx currently has agreements with approximately 5,500 Dealers, of which approximately 90% are franchised new car dealerships and approximately 10% are independent used car dealerships. The Dealers are located in metropolitan areas in which the Motor Vehicle Contracts are or will be originated. Each Dealer, credit union or other party from which Onyx or a subsidiary of Onyx purchases Motor Vehicle Contracts has entered into an agreement with Onyx or such subsidiary whereby the applicable seller represents that it will comply with federal and state laws regarding motor vehicle financing, that such seller will obtain the requisite financial information required of the obligor in order to extend credit, and that such seller will truthfully disclose to Onyx or such subsidiary such financial information, the identity of the obligor and other information in connection with the transaction. The Dealers with whom Onyx has agreements and Dealers with whom Onyx would like to have agreements are regularly contacted by Onyx account managers by telephone and in person in an effort to obtain a continued supply of Motor Vehicle Contracts for Onyx to purchase. Before purchasing Motor Vehicle Contracts from independent used car Dealers, Onyx completes a credit review of the Dealer's financial condition (including a review of financial information provided by the Dealer and a Dun & Bradstreet report on the Dealer) and a review of the underwriting criteria used by the Dealer. The payment obligations of the obligor under each Motor Vehicle Contract are secured by the vehicle purchased with the proceeds provided under that Motor Vehicle Contract.

        Onyx services all of the Motor Vehicle Contracts and initially will serve as the primary servicer of the Contracts included in the Trust Property of a Trust after such Contracts are sold by the Seller to such Trust. The servicing functions performed by Onyx include customer service, document filekeeping, computerized account record keeping, vehicle title processing and collections.

UNDERWRITING OF MOTOR VEHICLE CONTRACTS

        Onyx underwrites Motor Vehicle Contracts purchased from Dealers through its 15 regional contract purchasing offices ("AUTO FINANCE CENTERS"), five of which are in California and one in each of the States of Arizona, Florida, Georgia, Illinois, Michigan, Nevada, New Jersey, North Carolina, Virginia and Washington. Motor Vehicle Contracts purchased from Dealers in other states are generally purchased by the Auto Finance Center that is geographically most proximate to the state of origination. In the case of Motor Vehicle Contracts originated by a subsidiary of Onyx, such Motor Vehicle Contracts are underwritten at the Foothill Ranch, California location.


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

Unless otherwise specified in the related prospectus supplement, each Motor Vehicle Contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined either on the basis of the Actuarial Method, the Rule of 78's Method or the Simple Interest Method. See "The Contracts".

        To evaluate the potential purchase of a Motor Vehicle Contract originated by a Dealer, Onyx reviews the application package received from such Dealer, or in the case of Motor Vehicle Contracts purchased or originated by a subsidiary of Onyx, such subsidiary reviews the application package received from the originating credit union, other party or the obligor, that in any case sets forth the obligor's income, liabilities, credit and employment history, and other personal information, as well as a description of the financed vehicle that secures the Motor Vehicle Contract. Most credit applications are not made on forms provided by Onyx or a subsidiary of Onyx. However, Onyx or a subsidiary of Onyx reviews the related application for completeness and for compliance with Onyx's underwriting guidelines and applicable federal and state consumer statutes and regulations. To evaluate credit applications, Onyx or a subsidiary of Onyx reviews information in the application and from credit bureau reports obtained by Onyx or such subsidiary.

        Each proposed Motor Vehicle Contract is evaluated using uniform underwriting standards developed by Onyx. These underwriting standards are intended to assess the obligor's ability to repay all amounts due under the Motor Vehicle Contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the Motor Vehicle Contract application. Among the criteria considered by credit managers of Onyx and its subsidiaries in evaluating the individual applications are (i) stability of the obligor with specific regard to the obligor's occupation, length of employment and length of residency, (ii) the obligor's payment history based on information known directly or as provided by various credit reporting agencies with respect to present and past debt, (iii) a debt service-to-gross monthly income ratio test, and (iv) the principal amount of the Motor Vehicle Contract taking into account the age, type and market value of the related financed vehicle.

        After review of an application, a credit manager, via an electronic system, communicates an appropriate decision to the applicable Dealer, credit union or other party or by telephone or otherwise to the obligor in the case of Motor Vehicle Contracts originated by a subsidiary of Onyx, specifying approval (subject to the receipt of the required documentation), denial or a counter-offer on the proposed Motor Vehicle Contract. If the response to the Dealer, credit union, other party or obligor requires stipulations to the approval (including an additional downpayment, reduction in the term of the financing, or the addition of a co-signer to the Motor Vehicle Contract), these are communicated concurrently to the Dealer, credit union, other party or obligor, and become a condition of the approval. Subsequent to approval, if Onyx or a subsidiary of Onyx is the chosen source of financing, Onyx or such subsidiary will obtain the necessary documentation for processing, which consists of the following: (i) a signed credit application; (ii) the only original and a copy of the executed Motor Vehicle Contract; (iii) an agreement by the obligor to provide insurance; (iv) a report of sale or guarantee of title; (v) an application for registration; (vi) a co-signer notification (if applicable); (vii) a copy of any supplemental warranty purchased with respect to the financed vehicle; (viii) acceptable vehicle valuation documentation; and
(ix) any other required documentation.

        Once the appropriate documentation is in hand for funding, the file relating to the Motor Vehicle Contract is ready to forward to a contract processor for a pre-funding audit. The contract processor (who is employed by Onyx or one of its subsidiaries) then audits such documents for completeness and consistency with the application, providing final approval for purchase of the Motor Vehicle Contract once these requirements have been satisfied (subject to the receipt of the required documentation).

        The amount advanced by Onyx or a subsidiary of Onyx under any Motor Vehicle Contract generally does not exceed (i) for a new financed vehicle, the manufacturer's suggested retail price plus taxes, title and license fees, extended warranty (if any) and credit and other insurance (if any), or (ii) for a used financed vehicle, the value assigned by a nationally recognized used car value guide, plus taxes, title and license fees, extended warranty (if any), and credit and other insurance (if any). However, the actual amount advanced for a Motor Vehicle Contract is often less than the maximum permissible amount depending on a number of factors, including the length of the Motor Vehicle Contract term and the model and year of the related financed vehicle. These adjustments are made to


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

assure that the related financed vehicle constitutes adequate collateral to secure the Motor Vehicle Contract. Under no circumstances is the amount advanced for a Motor Vehicle Contract greater than the amount payable by the obligor with respect to the purchase of the related financed vehicle.

        Periodically, Onyx makes a detailed analysis of its portfolio of Motor Vehicle Contracts (including Motor Vehicle Contracts purchased or originated by its subsidiaries) to evaluate the effectiveness of Onyx's credit guidelines. If external economic factors, credit delinquencies or credit losses change, Onyx adjusts its credit guidelines to maintain the asset quality deemed acceptable by Onyx's management. Onyx reviews, on a daily basis, the quality of its Motor Vehicle Contracts by conducting audits of certain randomly selected Motor Vehicle Contracts to ensure compliance with established policies and procedures.

INSURANCE

        Each related Motor Vehicle Contract requires the obligor to obtain comprehensive and collision insurance with respect to the related financed vehicle with Onyx or a subsidiary of Onyx as a loss payee. Onyx tracks whether obligors maintain the required insurance.

COLLECTION PROCEDURES

        Collection activities with respect to delinquent Motor Vehicle Contracts are performed by Onyx at its Foothill Ranch Collection Center. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when he or she has failed to make at least 90% of a scheduled payment under the Motor Vehicle Contract within 30 days of the related due date (each a "DUE DATE").

        To automate its collection procedures, Onyx uses features of the computer system of its third party service bureau, Online Computer Systems, Inc. to provide tracking and notification of delinquencies. The collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information) and records of all Motor Vehicle Contracts. The system also maintains a record of an obligor's promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to Contracts. Onyx utilizes a predictive dialing system located at the Foothill Ranch Collection Center to make phone calls to obligors whose payments are past due by more than eight days but less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of obligors from a file of records extracted from Onyx's database. By eliminating time wasted on attempting to reach obligors, the system gives a single collector, on average, the ability to speak with and work 200 to 250 accounts per day. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all obligors who cannot be reached by telephone.

        Once an obligor on a Contract is 20 days or more delinquent, the account is assigned to a specific collector at the Foothill Ranch Collection Center who will have primary responsibility for such delinquent account until it is resolved. To expedite collections from late paying obligors, Onyx uses Western Union "Quick Collect," which allows an obligor to pay at numerous locations any late payments which are in turn wired daily to Onyx's lockbox account by Western Union. Onyx also uses a Western Union payment system that allows an obligor to authorize Onyx to present a draft on the obligor's bank account directly to the obligor's bank for payment to Onyx.

        Generally, after a scheduled payment under a Motor Vehicle Contract continues to be past due for between 45 and 60 days, Onyx will initiate repossession of the financed vehicle. However, if the applicable Motor Vehicle Contract is deemed uncollectible, if the related financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the related obligor voluntarily surrenders the related financed vehicle, Onyx may repossess the related financed vehicle without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. Under the laws of California and most other states in which Motor Vehicle Contracts


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

are originated, after repossession, the obligor generally has an additional period of 10 to 15 days to redeem a financed vehicle before it may be resold by Onyx in an effort to recover the balance due under the Motor Vehicle Contract.

        Losses may occur in connection with delinquent Motor Vehicle Contracts and can arise in several ways, including inability to locate the related financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of Onyx is to recognize losses at the time a Motor Vehicle Contract is deemed uncollectible or during the month a scheduled payment under a Motor Vehicle Contract becomes 120 days or more past due, whichever occurs first.

        Upon repossession and sale of a financed vehicle, any deficiency remaining is pursued against the obligor to the extent deemed practical by Onyx and to the extent permitted by law. The loss recognition and collection policies and practices of Onyx may change over time in accordance with Onyx's business judgment. However, the sale and servicing agreement or pooling and servicing agreement, as applicable, will require that Onyx service the Contracts and collect all amounts due using reasonable care and in at least the same manner as it services and collects amounts due with respect to Motor Vehicle Contracts serviced by it for its own account.

MODIFICATIONS AND EXTENSIONS

        Onyx offers certain credit-related extensions to obligors. Generally, these extensions are offered only when (i) Onyx believes that the obligor's financial difficulty has been resolved or will no longer impair the obligor's ability to make future payments, (ii) the extension will result in the obligor's payments being brought current, (iii) the total number of credit-related extensions granted on the Motor Vehicle Contract will not exceed three and the total credit-related extensions granted on the Motor Vehicle Contract will not exceed three months in the aggregate, (iv) there has been no more than one credit-related extension granted on the Motor Vehicle Contract in the immediately preceding twelve months, and (v) Onyx (or its assignee) had held the Motor Vehicle Contract for at least six months. Any deviation from this policy requires the concurrence of a collection supervisor and Onyx's collection manager and the Executive Vice President, Collections.

DELINQUENCY AND LOAN LOSS INFORMATION

        Certain information concerning the experience of Onyx pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of Motor Vehicle Contracts (including receivables previously sold which Onyx continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any Contracts related to a series of Securities will be comparable to prior experience or to such information.

                                  THE CONTRACTS

        Unless otherwise specified in the related prospectus supplement (i) all of the Contracts will have been purchased by the Seller from Onyx or a Selling Subsidiary and (ii) substantially all of the Contracts will have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts will have been purchased or originated by subsidiaries of Onyx. See "The Onyx Portfolio of Motor Vehicle Contracts". Unless otherwise specified in the related prospectus supplement, each of the Contracts included in the Trust Property of a Trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the Actuarial Method (the "ACTUARIAL CONTRACTS"), the Rule of 78's Method (the "RULE OF 78'S CONTRACTS") or the Simple Interest Method (the "SIMPLE INTEREST CONTRACTS"). Actuarial Contracts and Rule of 78's Contracts are sometimes collectively referred to as "PRECOMPUTED CONTRACTS".

        Actuarial Contracts provide for amortization of a Contract over a series of fixed level payment monthly installments, whereby each monthly installment, including the monthly installment representing the final payment on the Contract, consists of an amount of interest equal to 1/12 of the APR of the Contract multiplied by the unpaid principal balance of the Contract, and an amount of principal equal to the remainder of the monthly payment (the "ACTUARIAL METHOD").

        Rule of 78's Contracts provide for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed plus add-on interest in an amount calculated as if such Contract were a self-amortizing, level-yield Contract bearing interest at a per annum rate equal to the stated annual percentage rate ("APR") as set forth in the Contract (the "RULE OF 78'S METHOD"). Under the Rule of 78's Method, the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction derived as described below. The fraction used in the calculation of add-on interest earned each month under a Rule of 78's Contract has as its denominator a number equal to the sum of a series of numbers representing the total number of monthly payments due under such Contract. For example, with a Rule of 78's Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the example of a twelve-payment Rule of 78's Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of such Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

        For Simple Interest Contracts, interest due is calculated on the Due Date based on the actual principal balance of the Contract on that date (the "SIMPLE INTEREST METHOD"). For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

        Unless otherwise specified in the related prospectus supplement, the purchase price paid by each Trust for each Contract included in the Trust Property of such Trust will reflect the principal balance of such Contract as of the Cut-Off Date, calculated under the Actuarial Method, the Rule of 78's Method or the Simple Interest Method. For each of the Contracts the term "CUT-OFF DATE SCHEDULED BALANCE" means the principal balance of such Contract as of the Cut-Off Date. For Rule of 78's Contracts a greater portion of the early payments under a Contract is allocated to interest than would be the case using the Actuarial Method. Therefore, the Cut-Off Date Scheduled Balance of each Rule of 78's Contract will exceed the amount that would have been its principal balance as of the Cut-Off Date if each such Rule of 78's Contract had been amortized from origination under the Actuarial Method. The related trustee (or, if applicable, indenture trustee) and the Servicer will account for interest and principal on the Rule of 78's Contracts using the Actuarial Method, but based on the Cut-Off Date Scheduled Balance. The remaining payments due on a Rule of 78's Contract will not be sufficient to amortize the Cut-Off Date Scheduled Balance of such Contract at a yield equal to its APR. Accordingly, in order to amortize the Cut-Off Date Scheduled Balance over the remaining term of the Rule of 78's Contract using the Actuarial Method, the Servicer will recompute the effective yield of such Contract based on the remaining payments due and the Cut-Off Date Scheduled Balance (such yield, stated as a per annum rate, the "RECOMPUTED YIELD") and will allocate each scheduled payment of principal and interest ("MONTHLY P&I") between principal and interest on each Rule of 78's Contract based on the Cut-Off Date Scheduled Balance and the Recomputed Yield for such Contract (such method, the "RECOMPUTED ACTUARIAL METHOD").


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

        The "SCHEDULED BALANCE" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I paid on or prior to the date of calculation that is allocated to principal under the Recomputed Actuarial Method. The "SCHEDULED BALANCE" of a Simple Interest Contract or an Actuarial Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I paid on or prior to the date of calculation that is allocated to principal under the Simple Interest Method or the Actuarial Method, respectively.

        Additional information with respect to the Contracts related to any series of Securities will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Contracts consisting of Precomputed Contracts or Simple Interest Contracts (unless otherwise specified in the related prospectus supplement), and the portion of such Contracts secured by new vehicles and by used vehicles.

                             PREFUNDING ARRANGEMENTS

        To the extent provided in the related prospectus supplement for a series of Securities, the related trust agreement, sale and servicing agreement and indenture or the related pooling and servicing agreement, as applicable, may provide for a commitment by the related Trust to subsequently purchase additional Contracts ("SUBSEQUENT CONTRACTS") from the Seller following the date on which the Trust is established and the related Securities are issued (a "PREFUNDING ARRANGEMENT"). With respect to a series of Securities, the Prefunding Arrangement will require that any Subsequent Contracts transferred to the Trust conform to the requirements and conditions provided in the related sale and servicing agreement or pooling and servicing agreement, as applicable. If a Prefunding Arrangement is utilized in connection with the issuance of a series of Securities, the Servicer will establish an account in the name of the related trustee or indenture trustee, as applicable, for the benefit of the Securityholders into which all or a portion of the net proceeds received from the sale of the Securities will be deposited and from which monies will be released during a specified period to purchase Subsequent Contracts from the Seller (the "PREFUNDING ACCOUNT"). Upon each conveyance of Subsequent Contracts to the applicable Trust, an amount equal to the purchase price paid by the Seller to Onyx, or a Selling Subsidiary, for such Subsequent Contracts will be released from the Prefunding Account and paid to the Seller.

        The utilization of a Prefunding Arrangement for a series of Securities is intended to improve the efficiency of the issuance of such Securities and the sale of the Contracts to the related Trust through the incremental delivery of the applicable Contracts on the Closing Date and during a specified period following the Closing Date for such series of Securities, which allows for a more even accumulation of the Contracts by the Seller and by Onyx and the Selling Subsidiaries and the issuance of a larger principal amount of Securities than would be the case without a Prefunding Arrangement.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

        The Contracts will be prepayable in full by the obligors at any time without penalty. Full and partial prepayments on Simple Interest Contracts and full prepayments on Precomputed Contracts included in the Trust Property of a Trust will be paid or distributed to the related Securityholders on the Distribution Date following the Collection Period in which they are received. Partial prepayments on Precomputed Contracts however will be treated as Payaheads and will not be paid or distributed until the Collection Period in which such payments are due or until the amount of such partial prepayment equals the amount the obligor would be required to pay in order to prepay the Contract in full. See "Description of the Transfer and Servicing Agreements -- Payahead Account". To the extent that any Contract included in the Trust Property of a Trust is prepaid in full, whether by the obligor, or as the result of a purchase by the Servicer or a repurchase by the Seller or otherwise, the actual weighted average life of the Contracts included in the Trust Property of such Trust will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time in which each dollar of principal on a Contract is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the Seller as a result of the failure of a Contract to meet certain criteria set forth in the related sale and servicing agreement or pooling and servicing agreement, as applicable, or purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Contracts made by it in the related sale and servicing agreement or pooling and servicing agreement, as applicable. In addition, early retirement of the Securities may be effected by the option of the Servicer to purchase the remaining Contracts included in the Trust Property of the Trust on any Distribution Date as of which the related Pool Balance

(after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related prospectus supplement. See "Description of the Transfer and Servicing Agreements -- Repurchase of Contracts".

        The rate of full prepayments by obligors on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle securing a Contract without the consent of the Servicer. These factors may also include unemployment, servicing decisions, seasoning of the Contracts, destruction of vehicles by accident, sales of vehicles and market interest rates.

        California law, and the law of some other states, require that retail installment sales contracts and installment loan agreements such as the Contracts permit full prepayment without penalty. Any full prepayments reduce the average life of the Contracts. The Servicer will permit the sale or other transfer of a financed vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying Onyx's then current underwriting standards. See "The Onyx Portfolio of Motor Vehicle Contracts -- Underwriting of Motor Vehicle Contracts".

        Onyx has approximately five years of historical experience with respect to prepayments and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts and installment loan agreements similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts included in the Trust Property of any Trust in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the Contracts included in the Trust Property of the related Trust.

                        POOL FACTOR AND POOL INFORMATION

        The "Pool Factor" will be a six-digit decimal which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the aggregate principal balance of the Contracts as of the CutOff Date (the "ORIGINAL POOL BALANCE"). The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the aggregate principal balance of the related Contracts (the "POOL BALANCE"). The amount of a Securityholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of such holder's Security by the Pool Factor for that month.

        With respect to each Trust, unless otherwise provided in the related prospectus supplement, the related Securityholders will receive monthly reports from the trustee concerning payments received on the Contracts, the Pool Balance, the Pool Factor, and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities--Statements to Securityholders".


                                 USE OF PROCEEDS

        Unless otherwise provided in the related prospectus supplement, the net proceeds to be received by the Seller from the sale of Securities of a given series will be used to repay certain indebtedness incurred in connection with its acquisition of the Contracts and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of such Securities.

                                   THE SELLER

        The Seller is a wholly-owned, limited purpose finance subsidiary of Onyx which was incorporated under the laws of the State of Delaware on July 28, 1994 and has a limited operating history. The principal office of the Seller is located at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610. The telephone number of such office is (949) 465-3500.

        The Seller was organized principally for the purpose of purchasing retail installment sales contracts from Onyx in connection with its activities as a finance subsidiary of Onyx. The Seller was organized for limited purposes, and its certificate of incorporation limits its activities to purchasing Motor Vehicle Contracts from Onyx and transferring such Motor Vehicle Contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes.

        Onyx and the Seller have taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law.

        The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of Onyx in the event of the application of any Insolvency Law to Onyx. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of Onyx. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments or distributions on any outstanding series of Securities could occur or reductions in the amounts of such payments or distributions could result.

        Unless otherwise specified in the related prospectus supplement, the Contracts included in the Trust Property of each Trust will have been sold by Onyx and/or a Selling Subsidiary to the Seller pursuant to a purchase agreement between Onyx or such Selling Subsidiary and the Seller (each, a "PURCHASE AGREEMENT"). The Contracts included in the Trust Property of each Trust will be sold by the Seller to such Trust pursuant to a sale and servicing agreement or pooling and servicing agreement, as applicable. Onyx, each Selling Subsidiary and the Seller intend that each transfer of Contracts by Onyx or such Selling Subsidiary to the Seller under the applicable Purchase Agreement or otherwise will constitute a "true sale" of the Contracts to the Seller. If a transfer of Contracts constitutes such a "true sale," such Contracts and the proceeds thereof would not be part of the bankruptcy estate of Onyx or such Selling Subsidiary under Section 541 of the United States Bankruptcy Code (the "BANKRUPTCY CODE") should Onyx or such Selling Subsidiary become the subject of a bankruptcy case subsequent to the transfer of such Contracts to the Seller.

        The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Onyx were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of Contracts to the Seller, the transfer of such Contracts by Onyx to the Seller would be characterized as a "true sale" of the Contracts from Onyx to the Seller and the Contracts and the proceeds thereof would not form part of Onyx's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

                                  THE SERVICER

        The Contracts included in the Trust Property of each Trust initially will be serviced by Onyx. Onyx was incorporated in California in 1993 and reincorporated in Delaware in 1996 in connection with its initial public offering of Common Stock, which was successfully completed in March 1996. Onyx is engaged principally in the business of providing indirect automobile financing to new car dealerships and selected used car dealerships in California and in other states across the country. Onyx is headed by a management team with extensive experience in the origination and servicing of indirect and direct automobile loans, and who, from 1985 to present, have actively participated in a number of public securitizations of Motor Vehicle Contracts. The Common Stock of Onyx is listed on the NASDAQ. Onyx's principal executive offices are located at 27051 Towne Centre Drive, Suite 100, Foothill Ranch, California 92610.

        Onyx acquires individual Motor Vehicle Contracts from Dealers, and to a lesser extent subsidiaries of Onyx purchase such contracts from credit unions or other parties or directly originate such contracts, after reviewing and approving the customer's credit application in accordance with its underwriting policies and procedures. See "The Contracts". Onyx, together with its subsidiaries, had acquired or originated Motor Vehicle Contracts totaling approximately $1.9 billion from commencement of operations through September 30, 1998. As of September 30, 1998, Onyx had amassed a servicing portfolio of approximately $1.176 billion. As of September 30, 1998, approximately 80% of Onyx's servicing portfolio consisted of retail installment sale contracts and installment loan agreements secured by used motor vehicles, and 20% secured by new motor vehicles. As of September 30, 1998, Onyx had total assets of approximately $244.3 million and stockholders' equity of $44.7 million.

        Onyx finances acquisitions and originations of Motor Vehicle Contracts on a short term basis through two separate warehouse facilities and has previously financed acquisitions and originations of motor vehicle installment contracts on a long term basis through sales of Motor Vehicle Contracts to grantor and owner trusts and periodically through whole loan sales.

                          DESCRIPTION OF THE SECURITIES

GENERAL

        With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. With respect to each Trust that issues Certificates, one or more classes of Certificates of the related series will be issued pursuant to the terms of a trust agreement or a pooling and servicing agreement, a form of each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes, Certificates, indenture, trust agreement and pooling and servicing agreement, as applicable, and the related prospectus supplement.

        The Securities of each series will be issued in the denominations specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Securities of each series will be issued in book-entry form. See "--Book-Entry Registration" and "--Definitive Securities". All Securities offered pursuant to this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies.

PRINCIPAL AND INTEREST ON THE SECURITIES

        The timing and priority of payment, seniority, allocations of losses, Interest Rate or Certificate Rate, as applicable, and amount of or method of determining payments or distributions of principal and interest on each class of Securities of a given series will be described in the related prospectus supplement. The right of holders of any class of Securities to receive payments or distributions of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Securities of such series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the Securities of such series will be made prior to payments of principal thereon. To the extent provided in the related prospectus supplement, a series may include one or more classes of Strip Notes or Strip Certificates entitled to (i) principal payments or distributions with disproportionate, nominal or no interest payments or distributions or (ii) interest payments or distributions with disproportionate, nominal or no principal payments or distributions. Each class of Securities may have a different Interest Rate or Certificate Rate, as applicable, which may be a fixed, variable or adjustable Interest Rate or Certificate Rate, as applicable (and which may be zero for certain classes of Strip Notes or Strip Certificates), or any combination of the foregoing. The related prospectus supplement will specify the Interest Rate or Certificate Rate, as applicable, for each class of Securities of a given series or the method for determining such Interest Rate or Certificate Rate, as applicable. One or more classes of Securities of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the Servicer's exercising its option to purchase the remaining related Contracts.

        In the case of a series of Securities which includes two or more classes of Securities, the sequential order and priority of payments or distributions in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related prospectus supplement. Payments or distributions in respect of principal and interest of any class of Securities will be made on a pro rata basis among all the Securityholders of such class.

BOOK-ENTRY REGISTRATION

        Unless otherwise specified in the related prospectus supplement, each class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Unless otherwise specified in the related prospectus supplement, Securityholders may hold beneficial interests in Securities through DTC directly if they are participants in DTC ("PARTICIPANTS") or indirectly through Participants.

        Cede, as nominee for DTC, will hold the global Securities of each series. Transfers between Participants will occur in the ordinary way in accordance with DTC rules.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "INDIRECT PARTICIPANTS").

        Unless otherwise specified in the related prospectus supplement, owners of beneficial interests in Securities that are in book-entry form ("SECURITY OWNERS") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest in respect of the Securities from the indenture trustee or trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Security Owners of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee or trustee, as applicable, to Cede, as nominee of DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or such Security Owners, it is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Security Owners of a given series will not be recognized as Securityholders of such Series, and such Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and is required to receive and transmit distributions of principal of, and interest on, such

Securities. Participants and Indirect Participants with which Security Owners of a given series have accounts with respect to the Securities of such series similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners of such series. Accordingly, although Security Owners will not possess Securities, Security Owners will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate for such Securities.

        DTC will advise the trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of such series only at the direction of one or more Participants to whose account with DTC the Securities of such series are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholder's interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

        Unless otherwise specified in the related prospectus supplement, the Securities of a given series will be issued in fully registered, certificated form ("DEFINITIVE SECURITIES") to Security Owners or their nominees rather than to DTC or its nominee, only if (i) the Seller, the related trustee or the Administrator, as applicable, advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Securities, and the Seller, the related trustee or the Administrator are unable to locate a qualified successor, or (ii) after the occurrence of an Indenture Event of Default under the related indenture, if applicable, or an event of default under the related sale and servicing agreement or pooling and servicing agreement, as applicable, Security Owners representing in the aggregate more than 50% of the outstanding principal balance of such Securities advise the applicable trustee through Participants in writing that the continuation of a book-entry system with respect to the Securities through depositary is no longer in the best interest of the Security Owners.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable trustee and/or the related indenture trustee will be required to notify all Security Owners, through Participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the definitive securities representing the Securities and instructions for re-registration, the applicable trustee and, if applicable, the related indenture trustee will reissue the Securities as Definitive Securities, and thereafter the applicable trustee will recognize the holders of such Definitive Securities as Securityholders.

        Payments or distributions of principal of and interest on the Securities will be made by the paying agent directly to holders of Definitive Securities in accordance with the procedures set forth herein and in the related indenture or the related trust agreement or pooling and servicing agreement, as applicable. Such payments or distributions on each Distribution Date and on the final Distribution Date (as specified in the related prospectus supplement) will be made to holders in whose names the Definitive Securities were registered at the close of business on the related Record Date. Payments or distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable trustee or indenture trustee. The final payment or distribution on any Security (whether Definitive Securities or the Securities registered in the name of DTC's nominee), however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final payment or distribution to Securityholders.

        Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of such Definitive Securities, which shall initially be the applicable trustee or indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

        Unless otherwise specified in the related prospectus supplement with respect to the Notes of any series, upon written request of the Servicer, the related indenture trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all holders of Notes ("NOTEHOLDERS") of record as of the most recent Record Date. Upon written request by three or more Noteholders of such series or by Noteholders evidencing not less than 25% of the aggregate outstanding principal balance of such Notes, the indenture trustee will afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the indenture or under such Notes.

        Unless otherwise specified in the related prospectus supplement with respect to the Certificates of any series upon written request of the Servicer, the related trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all holders of Certificates ("CERTIFICATEHOLDERS") of record as of the most recent Record Date. Upon written request by three or more Certificateholders of such series or by Certificateholders evidencing not less than 25% of the aggregate outstanding principal balance of such Certificates, the related trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under such Certificates.

        The pooling and servicing agreement, trust agreement and indenture will not provide for the holding of annual or other meetings of Securityholders.

STATEMENTS TO SECURITYHOLDERS

        Unless otherwise specified in the related prospectus supplement, with respect to each series of Securities, on each Distribution Date, the applicable trustee or indenture trustee will include with each payment or distribution to each Securityholder a Distribution Date Statement setting forth for such Distribution Date the following information (and any other information so specified in the related prospectus supplement):

        (i) the amount of the distribution on or with respect to each class of such Securities allocable to principal;

        (ii) the amount of the distribution on or with respect to each class of such Securities allocable to interest;

        (iii)  the aggregate distribution amount for such Distribution Date;

        (iv) the premiums payable to the related Security Insurer, if any, the balance of any fund or account with respect to any credit or liquidity enhancement on such date, after giving effect to changes thereto on such date and the amount to be deposited in the spread account, if any;

        (v) the aggregate Servicing Fee paid to the Servicer with respect to the related Contracts for the related Collection Period;

        (vi) the number of, and aggregate amount of monthly principal and interest payments due on, the related Contracts which are delinquent as of the end of the related collection period (as defined in the related prospectus supplement, the "COLLECTION PERIOD") presented on a 30-day, 60-day and 90-day basis;

        (vii) the amount available in the Collection Account for payment of the aggregate amount payable or distributable on such Securities, the amount of the Servicing Fee, the amount of any principal or interest shortfall with respect to each class of Securities and the amount required from any applicable Security Insurer pursuant to the related Security Insurance Policy to pay any shortfall;

        (viii) the aggregate amount of proceeds received by the Servicer, net of recoverable out-of-pocket expenses, received for a Contract which is a "DEFAULTED CONTRACT" (as such term is defined in the related prospectus supplement).

        (ix)   the net credit losses for the Collection Period;

        (x) the number and net outstanding balance of Contracts for which the financed vehicle has been repossessed; and

        (xi)   the Pool Balance.

        Within a reasonable period of time after the end of each calendar year during the term of each Trust, but not later than the latest date permitted by law, the applicable trustee or indenture trustee and the paying agent shall furnish to each person who on any Record Date during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

        The following summary describes certain terms of (i) each sale and servicing agreement or pooling and servicing agreement pursuant to which a Trust will purchase Contracts from the Seller and the Servicer will agree to service such Contracts, (ii) each trust agreement (in the case of a grantor trust, the pooling and servicing agreement) pursuant to which a Trust will be created and Certificates will be issued and (iii) each Administration Agreement pursuant to which Onyx or another party specified in the related prospectus supplement will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable Transfer and Servicing Agreement and the related prospectus supplement.

SALE AND ASSIGNMENT OF THE CONTRACTS

        At the time of issuance of a series of Securities, the Seller will sell and assign to the applicable trustee, without recourse, pursuant to a sale and servicing agreement or a pooling and servicing agreement, as applicable, the Seller's entire interest in the Contracts and the proceeds thereof, including its security interests in the related financed vehicles. Each Contract will be identified in a schedule appearing as an exhibit to such sale and servicing agreement or pooling and servicing agreement. The applicable trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the related Securities. Unless otherwise provided in the related prospectus supplement, the net proceeds received from the sale of the Securities of a given series will be applied to the purchase of the related Contracts from the Seller and, to the extent specified in the related prospectus supplement, to make the required initial deposit into any reserve fund, spread account or with respect to any other credit or liquidity enhancement. Unless otherwise specified in the related prospectus supplement, pursuant to the applicable Purchase Agreement, prior to sale of the Contracts to the trustee and the issuance of the Securities, Onyx and each Selling Subsidiary will sell and assign to the Seller Onyx's and such Selling Subsidiary's entire interest in the Contracts.

        Pursuant to each sale and servicing agreement or pooling and servicing agreement, the Seller will represent to the applicable trustee and the Trust for the benefit of holders of the Securities and any applicable Security Insurer that, except as otherwise provided in the related prospectus supplement:

        (i) each Contract to be included in the Trust Property of such Trust contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

        (ii) each such Contract and the sale of the related financed vehicle complied at the time it was made in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Contract and sale;

        (iii) each such Contract constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

        (iv) as of the Closing Date, each such Contract was secured by a validly perfected first priority security interest in the financed vehicle in favor of the Seller as secured party or all necessary action with respect to such Contract has been taken to perfect a first priority security interest in the related financed vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust;

        (v) as of the Closing Date, the Seller had good and marketable title to and was the sole owner of each such Contract, free of liens, claims, encumbrances and rights of others;

        (vi) as of the Closing Date, there are no rights of rescission, offset, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any such Contract;

        (vii) as of the Closing Date, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by such Contract;

        (viii) except for payment defaults continuing for a period of not more than 30 days as of the Cut-Off Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any such Contract exists, and the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any such Contract exists, and the Seller has not waived any of the foregoing;

        (ix) each such Contract requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle;

        (x) each such Contract was acquired from a Dealer with whom Onyx ordinarily does business (except for Contracts purchased or originated by a subsidiary of Onyx);

        (xi) no adverse selection procedures were utilized in selecting such Contracts;

        (xii) scheduled payments under each such Contract have been applied in accordance with the method for allocating principal and interest set forth in such Contract (unless otherwise specified in the related prospectus supplement, one of the Actuarial Method, the Rule of 78's Method or the Simple Interest Method); and

        (xiii) there is only one original of each such Contract and such original is being held by the applicable trustee or another entity as custodian on behalf of the Trust and any applicable Security Insurer.

As of the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware or receives written notice from the applicable trustee or the Servicer that a Contract does not meet any of the criteria in the sale and servicing agreement or pooling and servicing agreement, as applicable, and such failure materially and adversely affects the interests of the Securityholders or any applicable Security Insurer in a Contract, the Seller, unless it cures the failed criterion, will repurchase the Contract from the applicable trustee at the price specified in the related prospectus supplement. The repurchase obligation will constitute the sole remedy available to the Securityholders or the applicable trustee for the failure of a Contract to meet any of the criteria set forth in the sale and servicing agreement or pooling and servicing agreement, as applicable.

THE COLLECTION ACCOUNT AND ELIGIBLE INVESTMENTS

        Unless otherwise specified in the related prospectus supplement, with respect to each Trust, the Servicer will establish and maintain an account (the "COLLECTION ACCOUNT") in the name of the related trustee (or, in the case of a series of Securities that includes Notes, the related indenture trustee), into which all collections made on the related Contracts will be deposited. Funds in the Collection Account will be invested in Eligible Investments by the applicable trustee or indenture trustee, acting at the direction of any applicable Security Insurer. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to each Rating Agency rating the applicable Securities as being consistent with the rating of such Securities. Except as otherwise described in the related prospectus supplement, Eligible Investments made with respect to the Collection Account will mature no later than the next following Distribution Date and income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be paid to the Servicer monthly unless earlier directed by the Servicer.

PAYAHEAD ACCOUNT

        Unless otherwise provided in the related prospectus supplement, payments made by an obligor in excess of the Monthly P&I due on the current Due Date and any other amount currently due on a Precomputed Contract (other than full prepayments) ("PAYAHEADS") will be initially deposited in the Collection Account and subsequently transferred from the Collection Account, as of a specified periodic date set forth in the related prospectus supplement (the "SERVICER REPORT DATE") (as defined with respect to each series of Securities in the related prospectus supplement), to an account established in the name of the related trustee or indenture trustee for the benefit of the obligors and the Securityholders as their interests may appear (the "PAYAHEAD ACCOUNT") and shall be held in such account until distributed in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the amount the obligor would be required to pay in order to prepay the Contract in full. Unless otherwise provided in the related prospectus supplement, amounts on deposit in the Payahead Account will be invested in Eligible Investments with maturity dates such that on each Distribution Date Monthly P&I for each Precomputed Contract with respect to which a partial prepayment had been made will be available to be paid or distributed to Securityholders. Unless otherwise specified in the related prospectus supplement, the Payahead Account will not be part of the applicable Trust and the related trustee and, if applicable, the related indenture trustee will not have a security interest in the Payahead Account. Unless otherwise provided in the related prospectus supplement, earnings on Eligible Investments credited to the Payahead Account will be paid to the Servicer.

OTHER ACCOUNTS

        Any other accounts to be established with respect to a Trust, including any reserve fund, will be described in the related prospectus supplement (together with the Collection Account and the Payahead Account, the "TRUST ACCOUNTS"). For any series of Securities, funds in any related reserve fund and such other Trust Account as may be identified in the related prospectus supplement will be invested as provided in the related sale and servicing agreement, pooling and servicing agreement or indenture in Eligible Investments.

PAYMENTS ON CONTRACTS

        With respect to each Trust, unless otherwise specified in the related prospectus supplement, all collections on the Contracts will be deposited in or credited to the Collection Account within two Business Days of the receipt by the Servicer of payments from obligors. Unless otherwise specified in the related prospectus supplement, such collections will include: full prepayments and partial prepayments (pending transfer of Payaheads on Precomputed Contracts to any Payahead Account), Net Liquidation Proceeds and Net Insurance Proceeds, any amounts deposited by Onyx or the Seller in the Collection Account to repurchase Contracts because of certain material defects in documents related to the Contracts or certain breaches in representations or warranties regarding the Contracts made by Onyx or the Seller in the sale and servicing agreement or the pooling and servicing agreement, as applicable, that materially and adversely affect the interests of the Securityholders or any applicable Security Insurer, any amounts deposited by the Servicer in the Collection Account to purchase Contracts as to which the Servicer has breached certain servicing covenants, and any amounts deposited by the Servicer in the Collection Account as a result of such entity exercising its right under certain circumstances to purchase all or a portion of the Contracts. "NET LIQUIDATION PROCEEDS" are proceeds received by the Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "LIQUIDATION EXPENSES" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "NET INSURANCE PROCEEDS" are proceeds paid by any insurer under a comprehensive and collision or vendor's single interest insurance policy related to a Contract (other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures), after reimbursement to the Servicer of expenses recoverable under such policy. Partial prepayments of Precomputed Contracts are initially deposited in the Collection Account and are transferred to the Payahead Account, if any, on the Servicer Report Date.

PAYMENTS AND DISTRIBUTIONS

        With respect to each series of Securities, beginning on the Distribution Date specified in the related prospectus supplement, payments and distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable indenture trustee to the Noteholders and by the applicable trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of Securities of such series will be set forth in the related prospectus supplement.

        With respect to each Trust, on each Distribution Date collections on the related Contracts will be withdrawn from the related Collection Account and will be paid and distributed to the Noteholders and/or Certificateholders as provided in the related prospectus supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the Securityholders on such date to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, payments or distributions in respect of one or more classes of Securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of Securities of such series.

CREDIT AND CASH FLOW ENHANCEMENT

        The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, one or more Security Insurance Policies, reserve funds, over-collateralization, letters of credit, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

        The presence of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

INSURANCE ON FINANCED VEHICLES

        Each obligor on a Contract will be required to maintain insurance covering physical damage to the financed vehicle of such obligor in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under such Contract. Onyx or the applicable Onyx subsidiary will be required to be named as a loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

SERVICER REPORTS TO THE TRUSTEES AND SECURITY INSURER

        The Servicer will perform certain monitoring and reporting functions for the applicable indenture trustee, if any, the applicable trustee, and any applicable Security Insurer, including the preparation and delivery on the Servicer Report Date of a statement (the "DISTRIBUTION DATE STATEMENT") setting forth the amounts on deposit in the Collection Account, the sources of such amounts and the amounts to be paid to Securityholders. The Distribution Date Statement shall also include information regarding Contracts purchased by the Servicer or repurchased by the Seller.

REPURCHASE OF CONTRACTS

        Each sale and servicing agreement and pooling and servicing agreement will provide that the Servicer will have the option to purchase the remaining Contracts included in the Trust Property of a Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related prospectus supplement. Any such purchase must be effected at the price specified in the related prospectus supplement, if applicable, plus all amounts due to any applicable Security Insurer. In addition, Onyx or the Seller will be required to purchase or repurchase, respectively, Contracts under certain circumstances if certain representations and warranties made by Onyx or the Seller respectively are incorrect in any manner that materially and adversely affects the interest of the Securityholders. Additionally, the Servicer will be required to purchase Contracts as to which the Servicer has breached certain servicing covenants.

SERVICING FEE

        The Servicer will be entitled to compensation for the performance of its obligations under each sale and servicing agreement and pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the Servicer shall be entitled to receive on each Distribution Date an amount (the "SERVICING FEE") equal to the product of a specified percentage per annum (as set forth in the related prospectus supplement, the "SERVICING FEE RATE") multiplied by the Pool Balance as of the end of the Collection Period preceding the related Collection Period. Unless otherwise specified in the related prospectus supplement, the Servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee may also be entitled to receive as servicing compensation reinvestment earnings on Eligible Investments and the amount, if any, by which the outstanding principal balance of a Rule of 78's Contract based on the Rule of 78's Method that is subject to a full prepayment exceeds the Scheduled Balance of such Contract. Unless otherwise specified in the related prospectus supplement, the Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

WAIVERS AND EXTENSIONS

        Each sale and servicing agreement and pooling and servicing agreement will require the Servicer to use its best efforts to collect all payments called for under the terms and provisions of the related Contracts. Unless otherwise specified in the related prospectus supplement, and subject to any limitations set forth therein, the Servicer, consistent with the foregoing, will be permitted, in its discretion, to (i) waive any late payment charges in connection with delinquent payments on a Contract, (ii) waive prepayment charges and (iii) grant up to three extensions of thirty (30) days or less in order to work out a default or an impending default.

REALIZATION UPON DEFAULTED CONTRACTS

        The Servicer will liquidate any Contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession or sale of the financed vehicle securing such Contract or otherwise. In connection with such repossession or other conversion, the Servicer will follow such procedures as are normal and usual for holders of motor vehicle retail installment sales contracts or installment loan agreements. In this regard, the Servicer may sell the financed vehicle at an auction or other sale.

EVIDENCE AS TO COMPLIANCE

        Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent public accountants will furnish to the related trustee or indenture trustee, as applicable, and, if applicable, the related Security Insurer, on or before each March 15 after the end of each fiscal year of the Servicer, a statement as to compliance by the Servicer during the preceding fiscal year with certain standards relating to the servicing of the applicable Contracts.

        Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trustee or indenture trustee, as applicable, and, if applicable, the related Security Insurer, on each March 15 after the end of each fiscal year of the Servicer, of a certificate signed by an authorized officer of the Servicer stating that the Servicer has fulfilled its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, throughout the preceding fiscal year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

        Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable trustee or indenture trustee.

CERTAIN MATTERS REGARDING THE SERVICER

        Each sale and servicing agreement and pooling and servicing agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related trustee or indenture trustee, as applicable, or a successor servicer, has assumed the Servicer's servicing obligations and duties under the sale and servicing agreement or pooling and servicing agreement, as applicable. See "-- The Trustee and Indenture Trustee".

        Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the related Trust or the related Securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement or pooling and servicing agreement, as applicable, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreement or pooling and servicing agreement, as applicable, will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the sale and servicing agreement or pooling and servicing agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement or pooling and servicing agreement, as applicable, and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Securityholders.

        Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party or any corporation succeeding to the business of the Servicer, or, with respect to the Servicer's obligation as the Servicer, will be the successor of the Servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

SERVICER DEFAULT

        Except as otherwise provided in the related prospectus supplement, "SERVICER DEFAULT" under the sale and servicing agreement or pooling and servicing agreement, as applicable, will consist of: (i) any failure by the Servicer to deposit in or credit to the Collection Account or the Payahead Account, if any, any amount required to be so deposited or credited, which failure continues unremedied for three Business Days after written notice from the applicable trustee or indenture trustee, or, if applicable, the related Security Insurer, is received by the Servicer or discovery by the Servicer; (ii) any failure by the Servicer to deliver to such trustee or indenture trustee, or, if applicable, the related Security Insurer, certain reports required by such sale and servicing agreement or pooling and servicing agreement, as applicable, by the Servicer Report Date or to perform certain other covenants under such sale and servicing agreement or pooling and servicing agreement, as applicable;
(iii) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenants or agreements of the Servicer or the Seller in such sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of Securityholders or the applicable trustee or indenture trustee, or, if applicable, the related Security Insurer, and which continues unremedied for 30 days after the giving of written notice of such failure (A) to the Servicer or the Seller as the case may be, by the applicable trustee or indenture trustee, or, if applicable, the related Security Insurer, or (B) to the Servicer or the Seller, as the case may be, and to the applicable trustee or indenture trustee by holders of Securities evidencing not less than 25% in principal amount of such Securities, acting together as a single class, or, if applicable, the related Security Insurer;
(iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings and certain actions by the Servicer or Seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations; (v) any breach of any of the representations and warranties of the Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Servicer) which breach has a material adverse effect on the related Trust and which continues for 30 days after the giving of notice of such breach to the Seller or the Servicer, as the case may be, by the applicable trustee or indenture trustee or the holders of Securities evidencing not less than 25% in principal amount of such Securities, acting together as a single class, or, if applicable, the related Security Insurer; (vi) any change in control of the Servicer in violation of the covenants set forth in such sale and servicing agreement or pooling and servicing agreement; and (vii) if applicable, the determination by the Security Insurer that the quality of performance of the Servicer is not in compliance with either the terms of the sale and servicing agreement or pooling and servicing agreement, as applicable, or that the Servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all Motor Vehicle Contracts serviced by the Servicer.

RIGHTS UPON SERVICER DEFAULT

        In the case of any Trust that has issued Notes, unless otherwise provided in the related prospectus supplement, as long as a Servicer Default under a sale and servicing agreement remains unremedied, the related indenture trustee, the related Security Insurer, if any, or holders of Notes of the related series evidencing not less than 25% of principal amount of such Notes then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such sale and servicing agreement, whereupon such indenture trustee or a successor servicer appointed by such indenture trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such sale and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that such indenture trustee will not be obligated to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the case of any Trust that has not issued Notes, unless otherwise provided in the related prospectus supplement, as long as a Servicer Default under the related sale and servicing agreement or pooling and servicing agreement remains unremedied, the related trustee, the related Security Insurer, if any, or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such sale and servicing agreement or pooling and servicing agreement, whereupon such trustee or a successor servicer appointed by such trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that such trustee will not be obligated to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the event that such indenture trustee or trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables.

        With respect to each Trust that has issued Notes, unless otherwise provided in the related prospectus supplement, the holders of Notes of the related series evidencing not less than 51% of the principal amount of such Notes then outstanding, acting together as a single class, with the consent of the related Security Insurer, if any, may, on behalf of all Securityholders of the related series, waive any default by the Servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with such sale and servicing agreement. With respect to each Trust that has not issued Notes, holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding, acting together as a single class, with the consent of the related Security Insurer, if any, may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related sale and servicing agreement or pooling and servicing agreement, except a Servicer Default in making any required deposits to or payments from the related Trust Accounts in accordance with such sale and servicing agreement or pooling and servicing agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

        With respect to each Trust, unless otherwise provided in the related prospectus supplement, the applicable trustee or indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the sale and servicing agreement or pooling and servicing agreement, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Securityholders, unless such Securityholders have offered to such trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Unless otherwise specified in the related prospectus supplement, no Securityholder will have any right under the sale and servicing agreement or the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to such trustee or indenture trustee, as applicable, written notice of default and unless (i) in the case of a Trust that has issued Notes, holders of Notes of the related Series evidencing not less than 25% of the principal amount of such Notes then outstanding, or (ii) in the case of a Trust that has not issued Notes, holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding, in either case with the consent of the related Security Insurer, if any, have made written request upon such trustee or indenture trustee to institute such proceeding in its own name as trustee or indenture trustee thereunder and have offered to such trustee or indenture trustee reasonable indemnity and such trustee or indenture trustee for 30 days has neglected or refused to institute any such proceedings.

AMENDMENT

        Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Securityholders, but with the consent of the related Security Insurer, if any, to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or make any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of such Transfer and Servicing Agreement; provided that such action will not materially and adversely affect the interest of any such Securityholder. Any amendment shall be deemed not to materially and adversely affect the interest of any Securityholder if the person requesting the amendment obtains a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the applicable Securities by such Rating Agency. Unless otherwise specified in the related prospectus supplement, the Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of (i) in the case of a Trust that has issued Notes, the holders of Notes of the related series evidencing not less than 51% of the principal amount of such Notes then outstanding, acting together as a single class, or (ii) in the case of a Trust that has not issued Notes, the holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding, acting together as a single class, and in either case with the consent of the related Security Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

TERMINATION

        With respect to each Trust, except as otherwise set forth in the related prospectus supplement, the obligations of the Seller, the Servicer, the related trustee and the related indenture trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Contract and the disposition of any amounts received upon liquidation of any remaining Contracts that are part of the related Trust Property and (ii) (a) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and the disposition of all property held as part of the related Trust, (b) if applicable, the termination of the related Security Insurance Policy in accordance with its terms and the surrender of such policy to the related Security Insurer for cancellation, (c) the payment of all amounts owed to such trustee or indenture trustee under the Transfer and Servicing Agreements and (d) if applicable, the payment of all amounts owed to the related Security Insurer in connection with the related Security Insurance Policy. Unless otherwise specified in the related prospectus


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

supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase the remaining Contracts included in the Trust Property of a Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related prospectus supplement at the price specified in the related prospectus supplement and, if applicable, all amounts due to the related Security Insurer in connection with the related Security Insurance Policy. The applicable trustee or indenture trustee will give written notice of termination to each Securityholder of record. The final payment or distribution to any Securityholder will be made only upon surrender and cancellation of such Securityholder's Security at an office or agency of the applicable trustee or indenture trustee specified in the notice of termination. Any funds remaining in the applicable Trust, after the applicable trustee or indenture trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Servicer.

THE TRUSTEE AND INDENTURE TRUSTEE

        With respect to each Trust, the applicable trustee or indenture trustee will not make any representations as to the validity or sufficiency of the related Transfer and Servicing Agreements, the related indenture, if any, the Securities, or any related Contracts or related documents, or the investment of any monies by the Servicer before such monies are deposited in or credited to the related Collection Account. At the applicable Closing Date, such trustee or indenture trustee will not have examined the Contracts. If no event of default has occurred, such trustee or indenture trustee will be required to perform only those duties specifically required of it under the related Transfer and Servicing Agreements or the related indenture, if applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to such trustee or indenture trustee under the related Transfer and Servicing Agreements or the related indenture, if applicable, the making of payments or distributions to Securityholders in the amounts specified in certificates provided by the Servicer and, if applicable, drawing on the related Security Insurance Policy if required to make payments or distributions to Securityholders.

        Each trustee and indenture trustee, and any of its affiliates, may hold Securities in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee and indenture trustee (in certain circumstances, acting jointly with the Servicer) shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust Property. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon such trustee or indenture trustee by the related Transfer and Servicing Agreement or indenture, as applicable, shall be conferred or imposed upon such trustee or indenture trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such trustee or indenture trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of such trustee or indenture trustee.

        Unless otherwise specified in the related prospectus supplement, each applicable trustee and indenture trustee may resign at any time, in which event a successor trustee will be appointed pursuant to the terms of the related Transfer and Servicing Agreement or indenture, as applicable. Each applicable trustee and indenture trustee may be removed if it ceases to be eligible to continue as such under the related Transfer and Servicing Agreement or indenture, as applicable, or if such trustee or indenture trustee becomes insolvent. Any resignation or removal of such trustee or indenture trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee.

        Each applicable trustee or indenture trustee shall be entitled to a fee which, unless otherwise specified in the related prospectus supplement, will be payable on an annual basis by the Servicer. Unless otherwise specified in the related prospectus supplement, the related Transfer and Servicing Agreement or indenture, as applicable, will further provide that such trustee or indenture trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, or expense incurred by such trustee or indenture trustee not resulting from such trustee's or indenture trustee's own willful misfeasance, bad faith, or negligence (other than errors in judgment) or by reason of breach of any of their respective representations or warranties set forth in the related Transfer and Servicing Agreement or indenture, as applicable, except to the extent that such loss, liability, or expense relates to a


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

specific Contract or Contracts or certain taxes that could be asserted against such trustee or indenture trustee, the related Trust or the related Contracts, in which case such trustee or indenture trustee would be entitled to be indemnified by the applicable Trust.

        Onyx and the Seller may maintain other banking relationships with each applicable trustee or indenture trustee in the ordinary course of business.

ADMINISTRATION AGREEMENT

        With respect to a Trust that issues Notes, Onyx or another party specified in the related prospectus supplement, in its capacity as administrator (the "ADMINISTRATOR"), may enter into an agreement (as amended and supplemented from time to time, an "ADMINISTRATION AGREEMENT") with such Trust and the related indenture trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related prospectus supplement, which fee will be paid by the Servicer.

                                  THE INDENTURE

        The following summary describes certain terms of each indenture pursuant to which the Notes, if any, of a series will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the related prospectus supplement.

MODIFICATION OF INDENTURE

        With respect to each Trust that has issued Notes pursuant to an indenture, unless otherwise provided in the related prospectus supplement, the Trust and the indenture trustee may, with the consent of the holders of Notes of the related series evidencing not less than 51% of the principal amount of such Notes then outstanding, acting as a single class, and with the consent of the related Security Insurer, if any, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

        Unless otherwise specified in the related prospectus supplement with respect to a series that includes Notes, without the consent of the holder of each such outstanding Note affected thereby no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults thereunder and their consequences as provided for in such indenture; (iv) modify or alter the provisions of the related indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such indenture or certain other related agreements; or (vii) permit the creation of any lien


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

ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such indenture.

        Unless otherwise provided in the applicable prospectus supplement with respect to a series that includes Notes, the related Trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, but with the consent of the related Security Insurer, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

INDENTURE EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

        With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, "INDENTURE EVENTS OF DEFAULT" under the related indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related indenture and the continuation of any such default for a period of 90 days after notice thereof is given to such Trust by the applicable indenture trustee or if applicable, the related Security Insurer, or to such Trust and such indenture trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; (iv) any representation or warranty made by such Trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable indenture trustee or, if applicable, the related Security Insurer, or to such Trust and such indenture trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. Unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Indenture Event of Default until the final scheduled Distribution Date for such class of Notes.

        With respect to each series that includes Notes, the rights and remedies of the related indenture trustee, the related holders of such Notes, and the related Security Insurer, if any, will be described in the related prospectus supplement.

CERTAIN COVENANTS

        Unless otherwise specified in a prospectus supplement with respect to a series that includes Notes, each indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the indenture, (iii) no Indenture Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Securities of such series then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any holder of the Securities of such series.

        Each Trust that has issued Notes will not, among other things, (i) except as expressly permitted by the applicable indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon


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

such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

        No Trust that has issued Notes will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related indenture, or otherwise in accordance with the Related Documents.

ANNUAL COMPLIANCE STATEMENT

        Each Trust that has issued Notes will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

        The indenture trustee for each Trust that has issued Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

        An indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related indenture trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

        Certain matters relating to the indenture trustee for each series that includes Notes are described under "Description of the Transfer and Servicing Agreements--The Trustee and Indenture Trustee".

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

        The transfer of Contracts by Onyx and any Selling Subsidiary to the Seller, and by the Seller to the applicable Trust, and, if applicable, the pledge thereof to an indenture trustee, the perfection of the security interests in the Contracts and the enforcement of rights to realize on the related financed vehicles as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trust and, if applicable, the indenture trustee in the Contracts. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) a Contract for new value in the ordinary course of its business, without actual knowledge of the Trust's interest therein and, if applicable, the indenture trustee's interest therein, and takes possession of such Contract, such purchaser would acquire an interest in the Contracts superior to the interest of the Trust and, if applicable, the interest of such indenture trustee.

         Unless otherwise specified in the related prospectus supplement, under each sale and servicing agreement, pooling and servicing agreement or indenture, as applicable, the applicable trustee or indenture trustee initially will


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

have custody of the Contracts included in the Trust Property of a Trust following the sale of the Contracts to the related Trust and, if applicable, the pledge thereof to the related indenture trustee, and will hold the Contracts as bailee for the benefit of such Trust or as secured party. The Servicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the Contracts. Upon such appointment physical possession of the Contracts would shift from such trustee or indenture trustee to the Servicer. While the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust, appropriate UCC-1 financing statements will be filed to perfect by filing and give notice of the Trust's ownership interest in, and, if applicable, the indenture trustee's security interest in, the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust and, if applicable, the interests of the indenture trustee, if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's and, if applicable, the indenture trustee's, interests in the Contracts.

SECURITY INTERESTS IN THE FINANCED VEHICLES

        General. Retail installment sale contracts and installment loan agreements such as the Contracts evidence the credit sale of automobiles, light duty trucks and vans. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. In most states, a security interest in automobiles, light duty trucks and/or vans is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicle's certificate of title. The Seller will warrant to the related Trust in the sale and servicing agreement or pooling and servicing agreement, as applicable, that Onyx or a subsidiary of Onyx has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the Contracts and that such security interest has been assigned to such Trust. If Onyx fails, because of clerical errors or otherwise, to effect or maintain the notation of such security interest on the certificate of title relating to a financed vehicle, such Trust may not have a first priority security interest in such financed vehicle.

        Perfection. The Seller will sell the Contracts and assign the security interest in each financed vehicle to the related Trust. However, because of the administrative burden and expense, such Trust will not amend the certificates of title to identify such Trust as the new secured party. Accordingly, Onyx or a subsidiary of Onyx will continue to be named as the secured party on the certificates of title relating to the financed vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of such Trust could be released.

        In the absence of fraud or forgery by the financed vehicle owner or administrative error by state recording officials, notation of the lien of Onyx or a subsidiary of Onyx will be sufficient to protect the related Trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which Onyx or a subsidiary of Onyx has failed to perfect the security interest assigned to the related Trust, such security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

        In the event that the owner of a financed vehicle relocates to a state other than the state in which the financed vehicle was registered at the inception of the Contract, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after such relocation and thereafter, in most instances, until the owner re-registers the financed vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the financed vehicle, Onyx or a subsidiary of Onyx, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if its lien is noted thereon.


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

Each subsidiary of Onyx named as the secured party on a certificate of title will agree to promptly forward to Onyx any such notice received by such subsidiary. Accordingly, Onyx will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of Motor Vehicle Contracts, Onyx takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a financed vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien or its subsidiary's lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, Onyx, at its cost, will be obligated to maintain the continuous perfection of the security interest of Onyx or its subsidiary in the financed vehicle.

        Under the laws of most states (including California), certain statutory liens such as liens for unpaid taxes, liens for towing and storage of and repairs performed on a motor vehicle, motor vehicle accident liens, and liens arising under various state and federal criminal statutes take priority even over a perfected security interest. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Seller will represent in each sale and servicing agreement or pooling and servicing agreement, as applicable, that, as of the initial issuance of the Securities of the related series, no such state or federal liens exist with respect to any financed vehicle securing payment on any related Contract. However, such liens could arise, or such a confiscation could occur, at any time during the term of a Contract. It is possible that no notice will be given to the Servicer in the event such a lien arises or such a confiscation occurs, and any such lien arising or confiscation occurring after the related Closing Date would not give rise to the Seller's repurchase obligations under the related sale and servicing agreement or pooling and servicing agreement, as applicable.

REPOSSESSION

        In the event of default by an obligor, the holder of the related retail installment sale contract or installment loan agreement has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless such means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, under certain circumstances after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

        The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying


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

the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

        The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment.

        In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

        Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state "lemon" laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Contracts.

        The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

        Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Contracts, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, such claims are limited to a


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

maximum liability equal to the amounts paid by the obligor on the related Contract. The Seller will represent in each sale and servicing agreement or pooling and servicing agreement, as applicable, that each of the Contracts, and the sale of the related financed vehicle thereunder, complied with all material requirements of such laws and the regulations issued pursuant thereto.

        Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts available under a credit enhancement mechanism, could result in losses to the Securityholders.

        Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

        In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

OTHER LIMITATIONS

        In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

        Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of such obligor's Contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the Contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on certain of the Contracts. In addition, the Relief Acts impose limitations that would impair the ability of the Servicer to repossess an affected Contract during the obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the related financed vehicle in a timely fashion.

        Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts available under a credit enhancement mechanism, could result in losses to the Securityholders.

REPURCHASE OBLIGATION

        Under each sale and servicing agreement or pooling and servicing agreement, the Seller will make representations and warranties relating to validity, existence, perfection and priority of the security interest in each related financed vehicle as of the related Closing Date. See "Description of the Transfer and Servicing

        Agreements-- Sale and Assignment of the Contracts". Accordingly, if any defect exists in the perfection of the security interest in any financed vehicle as of the Closing Date and such defect adversely affects the related Trust's interest in the related Contract, such defect would constitute a breach of a warranty under the sale and servicing agreement or pooling and servicing agreement, as applicable, and would create an obligation of the Seller to repurchase such Contract unless the breach is cured. Additionally, in the sale and servicing agreement or pooling and servicing agreement, as applicable, the Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each financed vehicle, the breach of which would create an obligation of the Servicer to purchase any affected Contract from the related Trust unless the breach is cured.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. "Tax Counsel" with respect to each Trust will be Andrews & Kurth L.L.P. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

        The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The prospectus supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

                 TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

        The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the prospectus under the heading "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be


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

provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

        Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

        If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

        Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

        OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable prospectus supplement.

        Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

        A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

        Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

        Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

        Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "NEW WITHHOLDING REGULATIONS") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

        Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

        Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and more likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

        Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller or other entity in its capacity as recipient of distributions with respect to the residual interest, if any) and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

        A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

        Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

        The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Certificate Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Certificate Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

        All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

        An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all such expenses exceed two percent of such individual tax payer's adjusted gross income. Furthermore, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual's adjusted gross income in excess of a statutorily defined threshold. Therefore, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

        The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contact, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

        Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contracts will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Contract-by-Contract basis.)

        If the Trust acquires the Contracts at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

        Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new partnership and, immediately thereafter, the terminated partnership distributes interests in the new partnership to the partners in liquidation of the terminated partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

        Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

        Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.


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

        If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

        Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

        The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

        Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

        Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related prospectus supplement. The owner trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

        Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Securities and Exchange Act of 1934, as amended, is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

        The Seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. The New Withholding Regulations or subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

        Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

        Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

        The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Trust for which a partnership election will not be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the prospectus under the heading "Certain Federal Income Tax Consequences--Trusts Treated as Grantor Trusts", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Certificates.

        If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates (referred to herein as "GRANTOR TRUST CERTIFICATEHOLDERS") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "GRANTOR TRUST CERTIFICATES".

        Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Contract because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

        Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Contracts in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Contracts. The Contracts would then be subject to the "coupon stripping" rules of the Code discussed below.

        Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Contract based on each Contract's relative fair market value, so that such holder's undivided interest in each Contract will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Contracts at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

        If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Contract prepays in full, equal to the difference between the portion of the prepaid principal amount of such Contract that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Contract. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

        Although the tax treatment of stripped bonds is not entirely clear, based on guidance issued by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "SECTION 1286 TREASURY REGULATIONS"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount". Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Certificate Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting.

        Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Contracts meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Contract issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Contract for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Contract generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Contract during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Contract under the prepayment assumption used in respect of the Contracts and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Contract at the beginning of such accrual period. No representation is made that the Contracts will prepay at any prepayment assumption. The "adjusted issue price" of a Contract at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Contract at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Contracts.

        With respect to the Contracts, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Contracts. Subsequent purchasers that purchase Contracts at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

        The Taxpayer Relief Act of 1997 requires the use of a prepayment assumption to accrue OID with respect to "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulation, by reason of other events)." Unless otherwise provided in the related prospectus supplement, the trustee will deem the prepayment assumption to be that the Contracts will not prepay. If the IRS were to require that OID be computed using a different prepayment assumption, the character and timing of a Certificateholder's income could be adversely affected.

        Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Contracts may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Contract is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Contract allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

        The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

        The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

        A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Contract for an amount that is greater than its stated redemption price at maturity of such Contract, such Grantor Trust Certificateholder will be considered to have purchased the Contract with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Contracts to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Contracts.

        Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

        Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

        Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

        Non-U.S. Persons. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person and accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Contracts issued after July 18, 1984 by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Contracts where the obligor is not a natural person in order to qualify for the exemption from withholding.

        As used herein, a "U.S. PERSON" means a citizen or resident of the United States, a corporation, a partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership as otherwise provided by regulations), an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust.

        Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

        THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

        Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related prospectus supplement.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

        Unless otherwise specified in the related prospectus supplement, on the terms and conditions set forth in one or more underwriting agreements with respect to the Securities of a series (collectively, the "UNDERWRITING AGREEMENT"), the Seller will agree to cause the related Trust to sell to the underwriter(s) named therein and in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Securities, as the case may be, of the related series set forth therein and in the related prospectus supplement.

        Unless otherwise specified in the related prospectus supplement, in the Underwriting Agreement with respect to any given series of Securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related prospectus supplement if any of such Securities are purchased.

        Each prospectus supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

        Unless otherwise specified in the related prospectus supplement, each Underwriting Agreement will provide that Onyx and the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.

        Unless otherwise specified in the related prospectus supplement, pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

        The place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                 LEGAL OPINIONS

        Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Andrews & Kurth L.L.P. In addition, certain United States federal tax and other matters will be passed upon for the related Trust by Andrews & Kurth L.L.P.

                              AVAILABLE INFORMATION

        The Seller, as originator of each Trust, has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the Notes and the Certificates offered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits thereto. You may inspect and copy the registration statement and other information filed by the Seller at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of the registration statement at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Servicer and each Trust. The address of the SEC's web site is http://www.sec.gov.

        The Servicer, on behalf of each Trust, will also file or cause to be filed with the SEC any periodic reports required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder. Such reports can be obtained as described above. Such reports will include Current Reports on Form 8- K filed after each Distribution Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding the related Trust, including the Distribution Date Statement which will be furnished monthly to Securityholders. The Servicer will not file or cause to be filed reports on Form 8-K and Form 10-K with respect to a Trust and the Securities issued by such Trust for any period which ends after December 31 of the year in which the Securities are issued; however, the related Securityholders will continue to receive the Distribution Date Statement monthly.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents filed by the Seller, as originator of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related prospectus supplement by reference, not including exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Seller at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610 (Telephone: (949) 465-3500).


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

                                 INDEX OF TERMS

"Actuarial Contracts"..................................................14
"Actuarial Method".....................................................15
"Administration Agreement".............................................33
"Administrator"........................................................33
"APR"..................................................................15
"Auto Finance Centers".................................................11
"Bankruptcy Code"......................................................18
"Benefit Plan".........................................................52
"Certificate Rate"......................................................2
"Certificateholders"................................................9, 22
"Certificates"..........................................................i
"Closing Date"..........................................................4
"Code".................................................................41
"Collection Account"...................................................25
"Collection Period"....................................................23
"Contracts".............................................................3
"Cut-Off Date"..........................................................4
"Cut-Off Date Scheduled Balance".......................................15
"Dealers"..............................................................11
"Defaulted Contract"...................................................23
"Definitive Securities"................................................21
"Distribution Date".....................................................1
"Distribution Date Statement"..........................................28
"DTC"...................................................................9
"Due Date".............................................................13
"Eligible Investments".................................................25
"ERISA"................................................................52
"foreign person".......................................................43
"FTC Rule".............................................................39
"Grantor Trust Certificateholders".....................................48
"Grantor Trust Certificates"...........................................48
"Indenture Events of Default"..........................................35
"Indirect Participants"................................................20
"Insolvency Laws".......................................................7
"Interest Rate".........................................................1
"IRS"..................................................................41
"Issuer"...............................................................ii
"Liquidation Expenses".................................................26
"Monthly P&I"..........................................................16
"Motor Vehicle Contracts"..............................................11
"Net Insurance Proceeds"...............................................26
"Net Liquidation Proceeds".............................................26
"New Withholding Regulations"..........................................43
"Noteholders".......................................................9, 22
"Notes".................................................................i
"OID"..................................................................42
"OID regulations" .....................................................42
"Onyx"..................................................................1
"Original Pool Balance"................................................17
"Participants".........................................................20
"Payahead Account".....................................................26
"Payaheads"............................................................26
"Plan Assets Regulation"...............................................52
"Pool Balance".........................................................17
"Precomputed Contracts"................................................14
"Prefunding Account"...................................................16
"Prefunding Arrangement"...............................................16
"Purchase Agreement"...................................................18
"Rating Agency".........................................................6
"Recomputed Actuarial Method"..........................................16
"Recomputed Yield".....................................................15
"Related Documents"....................................................35
"Rule of 78's Contracts"...............................................14
"Rule of 78's Method"..................................................15
"Scheduled Balance"....................................................16
"Section 1286 Treasury Regulations"....................................49
"Securities"............................................................i
"Security Insurance Policy".............................................5
"Security Insurer"......................................................5
"Security Owners"......................................................21
"Securityholders"....................................................8, 9
"Seller"................................................................1
"Selling Subsidiary"....................................................4
"Servicer"..............................................................1
"Servicer Default".....................................................30
"Servicer Report Date".................................................26
"Servicing Fee"........................................................28
"Servicing Fee Rate"...................................................28
"Short-Term Note"......................................................42
"Simple Interest Contracts"............................................14
"Simple Interest Method"...............................................15
"Strip Certificates"....................................................3
"Strip Notes"...........................................................2
"Subsequent Contracts".................................................16
"Transfer and Servicing Agreements"....................................24
"Trust".............................................................i, ii
"Trust Accounts".......................................................26
"Trust Property"........................................................9
"U.S. Person"..........................................................51
"UCC"..................................................................36
"Underwriting Agreement"...............................................53

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

        The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee.....................................................$ 295
Blue Sky Fees and Expenses..............................................**
Printing Expenses.......................................................**
Trustee Fees and Expenses...............................................**
Legal Fees and Expenses.................................................**
Accounting Fees and Expenses............................................**
Rating Agencies' Fees...................................................**
Miscellaneous.......................................................    **
                                                                    ------
          Total.....................................................$   **
                                                                    ======
*   All amounts except registration fee are estimates.
**  To be provided by amendment.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law ("DELAWARE LAW") Onyx Acceptance Financial Corporation (the "COMPANY") has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company's Bylaws (the "BYLAWS") provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law and requires the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        The Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefits to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

        The Company has acquired a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Company against losses arising from any wrongful act

(as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the Company for amounts which the Company lawfully indemnifies or for which it is required or permitted by law to indemnify its directors and officers.

        In addition, the Company has entered into agreements to indemnify its directors and certain of its officers in addition to indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company.

        The Underwriting Agreement provides for indemnification by the Company of the Underwriter, for certain liabilities rising under the Securities Act or otherwise. It also provides, in certain limited instances, for indemnification by the Underwriter of the Company with respect to information furnished by or on behalf of the Underwriter that is contained in this prospectus or included as part of this Registration Statement.


                  [Remainder of Page Intentionally Left Blank]

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

         a.  Exhibits:

                 1.1       Form of Underwriting Agreement (1)
                 4.1       Form of Trust Agreement between the Registrant, the Servicer and the Owner Trustee (1)
                 4.2       Form of Indenture between the Trust and the Indenture Trustee (1)
                 4.3       Form of Sale and Servicing Agreement among the Registrant, the Servicer and the  Owner
                           Trustee (2)
                 4.4       Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the
                           Trustee (1)
                 4.5       Form of Administration Agreement among the Trust, the Administrator and the Indenture
                           Trustee (1)
                *5.1       Opinion of Andrews & Kurth L.L.P. with respect to legality of Notes
                *5.2       Opinion of Andrews & Kurth L.L.P. with respect to legality of Certificates
                *8.1       Opinion of Andrews & Kurth L.L.P. with respect to tax matters
               *23.1       Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.1, 5.2 and 8.1)
               *24.1       Power of Attorney of Directors and Officers of the Registrant (included on Page II-5)
               *99.1       Form of Prospectus Supplement (Owner Trust)
               *99.2       Form of Prospectus Supplement (Grantor Trust)

--------------
 *      Filed herewith.
(1) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement No. 333-51239 on April 28, 1998 and incorporated herein by reference.
(2) Previously filed with the Commission as an exhibit to the Registrant's Amendment No. 2 to Registration Statement No. 333-51239 on June 3, 1998 and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

        (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or
             sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                    (iii) to include any material information with respect to
                the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

             Provided, however, that the undertakings set forth in clauses
             (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the
             Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Foothill Ranch, State of California, on January 22, 1999.


                                 Onyx Acceptance Financial Corporation


                                 By:         /s/ JOHN W. HALL
                                     -------------------------------------------
                                                 John W. Hall
                                 Director, President and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Regan E. Kelly and Don P. Duffy his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this registration statement with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                     TITLE                          DATE
                 ---------                                     -----                          ----

            /s/ JOHN W. HALL
----------------------------------------       Chief Executive Officer and Director    January 22, 1999
                John W. Hall                      (Principal Executive Officer)

            /s/ DON P. DUFFY
----------------------------------------          Executive Vice President, Chief      January 22, 1999
                Don P. Duffy                      Financial Officer and Director
                                                 (Principal Financial Officer and
                                                   Principal Accounting Officer

           /s/ REGAN E. KELLY
----------------------------------------             Executive Vice President          January 22, 1999
               Regan E. Kelly                            and Director

          /s/ KURT C. BICKNELL
----------------------------------------                   Director                    January 22, 1999
              Kurt C. Bicknell

            /s/ STEVE M. BOND
----------------------------------------                   Director                    January 22, 1999
                Steve M. Bond

                                 EXHIBIT INDEX


EXHIBIT
 INDEX                             DESCRIPTION
---------                          -----------
    1.1    Form of Underwriting Agreement (1)

    4.1 Form of Trust Agreement between the Registrant, the Servicer and the Owner Trustee (1)

    4.2    Form of Indenture between the Trust and the Indenture Trustee (1)

    4.3    Form of Sale and Servicing Agreement among the Registrant, the
           Servicer and the Owner Trustee (2)

    4.4    Form of Pooling and Servicing Agreement among the Registrant, the
           Servicer and the Trustee (1)

    4.5 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee (1)

   *5.1    Opinion of Andrews & Kurth L.L.P. with respect to legality of Notes

   *5.2 Opinion of Andrews & Kurth L.L.P. with respect to legality of Certificates

   *8.1    Opinion of Andrews & Kurth L.L.P. with respect to tax matters

  *23.1    Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.1,
           5.2 and 8.1)

  *24.1    Power of Attorney of Directors and Officers of the Registrant
           (included on Page II-5)

  *99.1    Form of Prospectus Supplement (Owner Trust)

  *99.2    Form of Prospectus Supplement (Grantor Trust)

--------------
 *      Filed herewith.
(1) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement No. 333-51239 on April 28, 1998 and incorporated herein by reference.
(2) Previously filed with the Commission as an exhibit to the Registrant's Amendment No. 2 to Registration Statement No. 333-51239 on June 3, 1998 and incorporated herein by reference.